Filed Pursuant to Rule 424(b)(2)

Registration No. 333-225916

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
3.65% First Mortgage Bonds due 2029	$250,000,000	110.299%	$275,747,500	$35,792
3.15% First Mortgage Bonds due 2050	$600,000,000	99.436%	$596,616,000	$77,441

(1)	Calculated in accordance with Rule 457(o) and (r) under the Securities Act of 1933. The total registration fee paid in connection with this offering is $113,233.

PROSPECTUS SUPPLEMENT

(To prospectus dated June 27, 2018)

MIDAMERICAN ENERGY COMPANY

$250,000,000 3.65% First Mortgage Bonds due 2029

$600,000,000 3.15% First Mortgage Bonds due 2050

MidAmerican Energy Company is offering $250,000,000 aggregate principal amount of its 3.65% first mortgage bonds due 2029, which we refer to as the “2029 First Mortgage Bonds,” and $600,000,000 aggregate principal amount of its 3.15% first mortgage bonds due 2050, which we refer to as the “2050 First Mortgage Bonds” and, together with the 2029 First Mortgage Bonds, as the “First Mortgage Bonds.” On January 9, 2019, we issued $600,000,000 aggregate principal amount of our 3.65% First Mortgage Bonds due 2029 (the “existing 2029 First Mortgage Bonds”). The 2029 First Mortgage Bonds offered hereby will be consolidated with, and form part of the same series as the existing 2029 First Mortgage Bonds. Upon issuance of the 2029 First Mortgage Bonds offered hereby, the aggregate principal amount of outstanding 3.65% First Mortgage Bonds due 2029 will be $850,000,000.

Interest is payable on the 2029 First Mortgage Bonds semi-annually on April 15 and October 15 of each year, beginning on April 15, 2020. Interest is payable on the 2050 First Mortgage Bonds semi-annually on April 15 and October 15 of each year, beginning on April 15, 2020. We may at our option redeem the First Mortgage Bonds of either series, in whole at any time or in part from time to time, before maturity at the applicable redemption price as set forth in this prospectus supplement under “Supplemental Description of First Mortgage Bonds—Optional Redemption.”

Each series of the First Mortgage Bonds will be direct, senior secured obligations of ours and will be secured equally and ratably with all of our other first mortgage bonds from time to time outstanding and with our currently outstanding senior notes. Each series of the First Mortgage Bonds will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the First Mortgage Bonds involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

	Price to Investors(1)	Underwriting Discount(2)	Proceeds, Before Expenses, to MidAmerican Energy Company(1)
Per 2029 First Mortgage Bond	110.299%	0.600%	109.699%
2029 First Mortgage Bonds Total	$275,747,500	$1,500,000	$274,247,500
Per 2050 First Mortgage Bond	99.436%	0.800%	98.636%
2050 First Mortgage Bonds Total	$596,616,000	$4,800,000	$591,816,000
Total	$872,363,500	$6,300,000	$866,063,500

(1)	Plus accrued interest, if any, from October 15, 2019.
(2)	The underwriters have agreed to make a payment to us in an amount equal to $737,500 in respect of expenses incurred by us in connection with the offering. See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We do not currently intend to list any series of the First Mortgage Bonds on any securities exchange or to have any series of the First Mortgage Bonds included in any automated quotation system. Currently, there is no public market for the 2050 First Mortgage Bonds.

The First Mortgage Bonds are expected to be ready for delivery in book-entry form only through The Depository Trust Company on or about October 15, 2019.

Joint Book-Running Managers

Citigroup	Mizuho Securities	MUFG

US Bancorp	Wells Fargo Securities	Scotiabank

Co-Managers

BNP PARIBAS	nabSecurities, LLC	PNC Capital Markets LLC	RBC Capital Markets

Santander	SMBC Nikko	The Williams Capital Group, L.P.

The date of this prospectus supplement is October 1, 2019.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement contains information about MidAmerican Energy Company, which we refer to as the “Company,” and the terms of each series of the First Mortgage Bonds. This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add to, update or change information in the accompanying prospectus. If information in this prospectus supplement or in the information incorporated by reference is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference, will apply and will supersede that information in the accompanying prospectus.

In making your investment decision, you should read and consider the information contained in or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus issued by us. You should also read and consider the information in the documents we have referred you to in “Incorporation by Reference” on page S-30 of this prospectus supplement and “Where You Can Find More Information” on page 28 of the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. Neither we nor the underwriters take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein is accurate as of any date other than the date of such document.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. In this prospectus supplement, references to “we,” “us,” “our” and the “Company” refer to MidAmerican Energy Company.

S-ii

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the First Mortgage Bonds. You should carefully read this entire prospectus supplement, the accompanying prospectus, our financial statements and the notes thereto and the other documents incorporated by reference into this prospectus supplement, including the sections entitled “Risk Factors,” before making an investment decision.

MidAmerican Energy Company

We are a United States regulated electric and natural gas utility company that serves 0.8 million retail electric customers in portions of Iowa, Illinois and South Dakota and 0.8 million retail and transportation natural gas customers in portions of Iowa, South Dakota, Illinois and Nebraska. We are principally engaged in the business of generating, transmitting, distributing and selling electricity and in distributing, selling and transporting natural gas. Our service territory covers approximately 11,000 square miles. Metropolitan areas in which we distribute electricity at retail include Council Bluffs, Des Moines, Fort Dodge, Iowa City, Sioux City and Waterloo, Iowa; and the Quad Cities (Davenport and Bettendorf, Iowa and Rock Island, Moline and East Moline, Illinois). Metropolitan areas in which we distribute natural gas at retail include Cedar Rapids, Des Moines, Fort Dodge, Iowa City, Sioux City and Waterloo, Iowa; the Quad Cities; and Sioux Falls, South Dakota. We have a diverse customer base consisting of urban and rural residential customers and a variety of commercial and industrial customers. Principal industries served by us include electronic data storage; processing and sales of food products; manufacturing, processing and fabrication of primary metals, farm and other non-electrical machinery; cement and gypsum products; and government. In addition to retail sales and natural gas transportation, we sell electricity principally to markets operated by regional transmission organizations and natural gas to other utilities and market participants on a wholesale basis. We are a transmission-owning member of the Midcontinent Independent System Operator, Inc. and participate in its capacity, energy and ancillary services markets.

Our headquarters and principal executive offices are located at 666 Grand Avenue, Suite 500, Des Moines, Iowa 50309-2580, and our telephone number is (515) 242-4300.

Summary Historical Financial Data of

MidAmerican Energy Company

The following table sets forth certain historical financial data about us for the periods presented. The financial data below for each of the years in the five-year period ended December 31, 2018 and as of each of the years then ended, has been derived from our audited financial statements, and the financial information as of June 30, 2019 and for the six-month periods ended June 30, 2019 and 2018 has been derived from our unaudited financial statements. The summary historical financial data should be read in conjunction with, and is qualified in its entirety by reference to, the financial statements, including the related notes, which are included in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q previously filed with the United States Securities and Exchange Commission, which we refer to as the “SEC,” and our Current Report on Form 8-K filed August 24, 2016. The results of past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. See “Where You Can Find More Information” in the accompanying prospectus.

	Six-Month Periods Ended June 30,		Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(Amounts in millions)
Statement of Operations Data:
Operating revenue(1)	$1,501	$1,463	$3,049	$2,837	$2,625	$2,502	$2,822
Operating income(1)	209	166	551	543	550	430	378
Income from continuing operations(1)	349	212	682	605	542	446	401
Net income	349	212	682	605	542	462	417

	As of June 30, 2019	As of December 31,
		2018	2017	2016	2015	2014
	(Amounts in millions)
Balance Sheet Data:
Total assets(2)	$19,027	$17,920	$16,318	$15,459	$14,385	$13,234
Long-term debt(2)(3)	6,341	$5,381	5,042	4,301	4,271	4,034
Total shareholder’s equity	6,795	$6,446	5,764	5,160	4,705	4,250

(1)	Data for periods prior to 2016 have been adjusted to reflect the January 1, 2016 disposition of our unregulated retail services operations.
(2)	Data for periods prior to 2016 have been reclassified to conform to current period presentation of retirement benefit costs pursuant to the adoption of Accounting Standards Update No. 2017-07.
(3)	Includes current portion.

THE OFFERING

Issuer	MidAmerican Energy Company

Securities Offered	$250,000,000 aggregate principal amount of 3.65% First Mortgage Bonds due 2029. The 2029 First Mortgage Bonds constitute a further issuance of, are consolidated and form a single series with, have identical terms (other than the date of issuance, public offering price, initial interest accrual date and initial interest payment date) and have the same CUSIP number as our $600,000,000 aggregate principal amount of existing 3.65% First Mortgage Bonds due 2029 issued on January 9, 2019. Upon completion of this offering, the aggregate principal amount of outstanding 3.65% First Mortgage Bonds due 2029 will be $850,000,000.

$600,000,000 aggregate principal amount of 3.15% First Mortgage Bonds due 2050.

Maturity Date	The 2029 First Mortgage Bonds will mature on April 15, 2029.

The 2050 First Mortgage Bonds will mature on April 15, 2050.

Interest Rate	The 2029 First Mortgage Bonds will bear interest from October 15, 2019 at the rate of 3.65% per year.

The 2050 First Mortgage Bonds will bear interest from October 15, 2019 at the rate of 3.15% per year.

Interest Payment Dates	We will pay interest on the 2029 First Mortgage Bonds semi-annually on April 15 and October 15 of each year, beginning on April 15, 2020.

We will pay interest on the 2050 First Mortgage Bonds semi-annually on April 15 and October 15 of each year, beginning on April 15, 2020.

Ranking	Each series of the First Mortgage Bonds will be direct, senior secured obligations of ours and will be secured equally and ratably with each other series of our first mortgage bonds from time to time outstanding and with certain of our other outstanding debt, to the extent required by the terms of such other outstanding debt. As of June 30, 2019, we had $5.2 billion of outstanding first mortgage bonds issued under the Mortgage Bond Indenture (as defined below). As of June 30, 2019, $1.1 billion of our senior notes were outstanding and, pursuant to the terms thereof, had been secured equally and ratably with our first mortgage bonds. We refer to these outstanding senior notes as our “Equal and Ratable Notes.”

Indenture	Each series of the First Mortgage Bonds will be issued pursuant to an Indenture, which we refer to as the “Mortgage Bond Indenture,” between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the “Bond Trustee.”

Security	Each series of the First Mortgage Bonds will be secured equally and ratably with each other series of our first mortgage bonds from time to time outstanding and with each series of our Equal and Ratable Notes from time to time outstanding, pursuant to a Mortgage, Security Agreement, Fixture Filing and Financing Statement, as may be amended or supplemented from time to time, which we refer to as the “Mortgage,” from us to The Bank of New York Mellon Trust Company, N.A., as collateral trustee, which we refer to as the “Collateral Trustee.” The lien of the Mortgage constitutes a first mortgage lien on substantially all of our electric generating, transmission and distribution property within the State of Iowa (other than property duly released from the lien of the Mortgage in accordance with the provisions of the Mortgage, the Mortgage Bond Indenture and the Collateral Trust Agreement (as defined below), and certain other excepted property, as described in the accompanying prospectus under “Description of First Mortgage Bonds—Security and Priority—Excepted Property,” and subject to certain Permissible Encumbrances, as described in the accompanying prospectus under “Description of First Mortgage Bonds—Security and Priority—Permissible Encumbrances” and such other liens, charges, encumbrances, defects, qualifications, exceptions and other matters affecting title, possession or use which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole.)

Collateral administration is governed by the Mortgage Bond Indenture and an Intercreditor and Collateral Trust Agreement, which we refer to as the “Collateral Trust Agreement,” among us, the Bond Trustee and the Collateral Trustee. Under the Collateral Trust Agreement, the Collateral Trustee has agreed to hold the trust estate (including all of the Collateral Trustee’s right, title and interest under the Mortgage) for the equal and ratable benefit of the holders of our first mortgage bonds and the holders of the Equal and Ratable Notes. The Collateral Trust Agreement also provides that, except as described below with respect to the continuation of a Triggering Event, the Collateral Trustee will follow the directions of the Bond Trustee for, among other things, the release of property subject to the Mortgage, the application of cash held by the Collateral Trustee and the exercise of remedies under the Mortgage, in each case with such directions given only in accordance with the applicable provisions of the Mortgage Bond Indenture.

A “Triggering Event” would occur upon any of the following: (i) our failure to pay the principal amount of the Equal and Ratable Notes or first mortgage bonds of any series, upon final maturity, after expiration of any relevant grace period, (ii) a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; or we petition for voluntary bankruptcy or take similar voluntary actions relating to our bankruptcy or insolvency, (iii) the acceleration of the principal amount of the first mortgage bonds or Equal and Ratable Notes or (iv) the issuance of any direction by the Bond Trustee to the Collateral Trustee, following the occurrence and during the continuance of any default under the Mortgage Bond Indenture, to commence exercise of foreclosure or similar remedies under the Mortgage and any other documents providing for collateral security with respect to the collateral that secures both the first mortgage bonds and the Equal and Ratable Notes.

Upon the occurrence and continuation of a Triggering Event, the Mortgage Bond Indenture and the Collateral Trust Agreement provide that the holders of all of our first mortgage bonds then outstanding, together with the holders of all of our Equal and Ratable Notes then outstanding, will share certain rights with respect to the collateral.

Following a Triggering Event and delivery of prior written notice to the Bond Trustee and the Collateral Trustee, the holders of a majority in principal amount of the sum of (x) all outstanding first mortgage bonds and (y) all outstanding Equal and Ratable Notes will have the right to direct the exercise of any right or remedy available to the Collateral Trustee with respect to the collateral that secures both the first mortgage bonds and the Equal and Ratable Notes, as further described in the accompanying prospectus under “Description of First Mortgage Bonds—Remedies.” We refer to the holders of this majority in principal amount as the “Requisite Secured Parties.” In addition, upon the occurrence and continuation of a Triggering Event, the direction of the Requisite Secured Parties will be required prior to any release of collateral from the lien of the Mortgage or any withdrawal by us of cash held by the Collateral Trustee, as further described in the accompanying prospectus under “Description of First Mortgage Bonds—Withdrawal or Application of Certain Cash” and “Description of First Mortgage Bonds—Release and Substitution of Property.”

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the First Mortgage Bonds, see “Description of First Mortgage Bonds—Events of Default” in the accompanying prospectus.

Further Issuances

Subject to compliance with certain issuance conditions contained in the Mortgage Bond Indenture, we may, without the consent of the holders of any series of the First Mortgage Bonds, increase the principal amount of any series and issue additional bonds of such series having the same ranking, interest rate, maturity and other terms (other than the date of issuance, public offering price and, in some circumstances, the initial interest accrual date and initial interest payment date) as such series of the First Mortgage Bonds. Any such additional bonds would, together with the existing First Mortgage

Bonds of such series, constitute a single series of bonds under the Mortgage Bond Indenture and may be treated as a single class for all purposes under the Mortgage Bond Indenture, including, without limitation, voting, waivers and amendments. Subject to compliance with certain issuance conditions contained in the Mortgage Bond Indenture, we may, without the consent of the holders of any series of the First Mortgage Bonds, issue additional series of first mortgage bonds, which first mortgage bonds would be secured equally and ratably with the First Mortgage Bonds.

Company Obligations	Our obligations to pay the principal of, premium, if any, and interest on the First Mortgage Bonds are solely obligations of the Company and none of our direct or indirect parent companies nor any of their other subsidiaries or affiliates will guarantee or provide any credit support for our obligations on the First Mortgage Bonds.

Optional Redemption	The 2029 First Mortgage Bonds will be redeemable prior to maturity, in whole or in part, at our option at any time or from time to time prior to January 15, 2029, which is the date that is three months prior to the scheduled maturity date, at the redemption prices described under “Supplemental Description of First Mortgage Bonds—Optional Redemption” in this prospectus supplement, plus accrued and unpaid interest on the 2029 First Mortgage Bonds to the date of redemption.

On or after January 15, 2029, which is the date that is three months prior to the scheduled maturity date, we may redeem all or any part of the 2029 First Mortgage Bonds, at any time or from time to time, at a redemption price equal to 100% of the principal amount of 2029 First Mortgage Bonds to be redeemed, plus accrued and unpaid interest thereon, to the redemption date. See “Supplemental Description of First Mortgage Bonds—Optional Redemption” in this prospectus supplement.

The 2050 First Mortgage Bonds will be redeemable prior to maturity, in whole or in part, at our option at any time or from time to time prior to October 15, 2049, which is the date that is six months prior to the scheduled maturity date, at the redemption prices described under “Supplemental Description of First Mortgage Bonds—Optional Redemption” in this prospectus supplement, plus accrued and unpaid interest on the 2050 First Mortgage Bonds to the date of redemption.

On or after October 15, 2049, which is the date that is six months prior to the scheduled maturity date, we may redeem all or any part of the 2050 First Mortgage Bonds, at any time or from time to time, at a redemption price equal to 100% of the principal amount of 2050 First Mortgage Bonds to be redeemed, plus accrued and unpaid interest thereon, to the redemption date. See “Supplemental Description of First Mortgage Bonds—Optional Redemption” in this prospectus supplement.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $866.1 million (excluding accrued interest, if applicable), after deducting the underwriting discounts but before deducting our expenses in connection with the sale of the First Mortgage Bonds.

An amount equal to such net proceeds of the First Mortgage Bonds will be used to finance capital expenditures, disbursed during the period from December 20, 2018 to July 15, 2019 with respect to investments in our 2,000 megawatt (nameplate capacity) Wind XI project, our 590 megawatt (nameplate capacity) Wind XII project and the repowering of certain of our existing wind facilities, which were previously financed with the Company’s general funds, as further described under “Use of Proceeds” in this prospectus supplement.

Clearance and Settlement	Each series of the First Mortgage Bonds will be cleared through The Depository Trust Company.

Bond Trustee, Registrar, Paying Agent and Transfer Agent	The Bank of New York Mellon Trust Company, N.A.

Collateral Trustee	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

Investment in the First Mortgage Bonds involves risks. Potential investors should carefully consider the risk factors below in addition to the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein, as well as the other information in this prospectus supplement and the accompanying prospectus, and in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Where You Can Find More Information” in the accompanying prospectus. Additional risks and uncertainties that are presently not known or that are currently deemed immaterial may also materially harm our business, operating results and financial condition and could result in a loss on your investment. Capitalized terms used hereunder and not defined in this prospectus supplement have the meanings given to such capitalized terms in the accompanying prospectus.

The holders of each series of our outstanding first mortgage bonds and each series of our outstanding Equal and Ratable Notes may have divergent interests. In case of certain Triggering Events, the Requisite Secured Parties may take action that is contrary to your interests.

Each series of the First Mortgage Bonds will be secured equally and ratably with each other series of our first mortgage bonds from time to time outstanding and with each series of our Equal and Ratable Notes from time to time outstanding. As of June 30, 2019, we had $5.2 billion aggregate principal amount of other first mortgage bonds outstanding in twelve series and $1.1 billion aggregate principal amount of Equal and Ratable Notes outstanding in three series. Upon the occurrence of certain Triggering Events, the Mortgage Bond Indenture and the Collateral Trust Agreement provide that the holders of all of our first mortgage bonds then outstanding, together with the holders of all of our Equal and Ratable Notes then outstanding, will share certain rights with respect to the exercise of remedies. The term “Triggering Events,” includes certain payment defaults and certain insolvency, acceleration or foreclosure events. See “Summary—The Offering—Security.”

Upon a Triggering Event, the Requisite Secured Parties will have the right to direct the exercise of any right or remedy available to the Collateral Trustee with respect to the collateral that secures both the first mortgage bonds and the Equal and Ratable Notes. In addition, upon a Triggering Event, the direction of the Requisite Secured Parties will be required prior to any release of collateral from the lien of the Mortgage or any withdrawal by us of cash held by the Collateral Trustee. The holders of other series of first mortgage bonds or of Equal and Ratable Notes may have interests that differ materially from yours, and these holders may constitute the Requisite Secured Parties. Consequently, actions that the Requisite Secured Parties take in the case of a Triggering Event may not be favorable to you.

The terms of the Mortgage Bond Indenture and our other outstanding debt do not prohibit us from incurring additional indebtedness that could have an adverse impact on our financial condition.

The terms of the Mortgage Bond Indenture, which governs our rights and obligations with respect to the First Mortgage Bonds, and the terms of our other outstanding debt, do not prohibit us from incurring indebtedness in addition to the First Mortgage Bonds. Accordingly, we could enter into acquisitions, refinancings, recapitalizations or other highly leveraged transactions that could significantly increase our total amount of outstanding indebtedness. The interest payments needed to service this increased level of indebtedness could have a material adverse effect on our operating results. A highly leveraged capital structure could also impair our overall credit quality, making it more difficult for us to finance our operations, and could result in a downgrade in the ratings of our indebtedness, including the First Mortgage Bonds, by credit rating agencies.

There is no existing market for the 2050 First Mortgage Bonds offered hereby and we cannot assure you that an active trading market will develop.

There is no existing market for the 2050 First Mortgage Bonds offered hereby and we cannot assure you that an active trading market will develop. If a market for the 2050 First Mortgage Bonds were to develop, future trading prices for the 2050 First Mortgage Bonds would depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply for listing or quotation of the 2050 First Mortgage Bonds on any securities exchange, stock market or automated system. As a result, it may be difficult for you to find a buyer for your 2050 First Mortgage Bonds at the time you want to sell them, and even if you find a buyer, you might not get the price you want.

CAPITALIZATION

The following table sets forth our long-term debt and total capitalization (i) as of June 30, 2019 and (ii) as adjusted to give effect to the issuance of the First Mortgage Bonds. The following data should be read in conjunction with our financial statements and notes, which are incorporated by reference in this prospectus supplement.

	Actual	As Adjusted
	(Amounts in Millions)
Long-term debt, excluding current portion	$6,341	$7,207
Total shareholder’s equity	6,795	6,795

Total capitalization	$13,136	$14,002

USE OF PROCEEDS

We expect to receive net proceeds from the sale of the First Mortgage Bonds of approximately $866.1 million (excluding accrued interest, if applicable), after deducting the underwriting discounts but before deducting our expenses in connection with the sale of the First Mortgage Bonds. An amount equal to such net proceeds of the First Mortgage Bonds will be used to finance capital expenditures, disbursed during the period from December 20, 2018 to July 15, 2019 with respect to investments in our 2,000 megawatt (nameplate capacity) Wind XI project, our 590 megawatt (nameplate capacity) Wind XII project and the repowering of certain of our existing wind facilities (“Eligible Green Projects”), which were previously financed with the Company’s general funds.

Promptly following the issuance of the First Mortgage Bonds, the Company intends to provide a notice on a dedicated webpage regarding the use of net proceeds of the First Mortgage Bonds to finance Eligible Green Projects, detailing the Eligible Green Projects to which the disbursements related, together with a description of environmental features of such Eligible Green Projects. The webpage will also contain (i) an assertion by management that an amount in excess of the net proceeds of the First Mortgage Bonds was disbursed for qualifying Eligible Green Projects during the period specified above and (ii) an attestation report from an independent accountant in respect of the independent accountant’s examination of management’s assertion conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.

Payment of principal of and interest on the First Mortgage Bonds will be made from the Company’s general funds and will not be directly linked to the performance of any Eligible Green Projects. Moreover, no assurance can be provided that the energy generated by an Eligible Green Project will be sold or otherwise used to serve any particular electric service customer, and the Company reserves the right to sell such energy or the associated environmental attributes to third parties.

SUPPLEMENTAL DESCRIPTION OF FIRST MORTGAGE BONDS

The following description of the particular terms of the First Mortgage Bonds is not complete and should be read together with “Description of First Mortgage Bonds” in the accompanying prospectus. This description supplements and, to the extent it is inconsistent with the description in the accompanying prospectus, replaces the description of the general terms and provisions of the debt securities in the accompanying prospectus. The 2029 First Mortgage Bonds will be issued under an indenture, dated as of September 9, 2013 (the “Mortgage Bond Indenture”), as amended by a first supplemental indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Bond Trustee”), dated as of September 19, 2013 (the “First Supplemental Mortgage Bond Indenture”), as supplemented by an eighth supplemental indenture between us and the Bond Trustee, dated as of January 9, 2019, as amended by an amendment number 1 thereto to be dated as of October 15, 2019 (as so amended, the “Eighth Supplemental Mortgage Bond Indenture”). The 2050 First Mortgage Bonds will be issued under the Mortgage Bond Indenture, as amended by the First Supplemental Mortgage Bond Indenture and as further supplemented by a ninth supplemental indenture between us and the Bond Trustee to be dated as of October 15, 2019 (the “Ninth Supplemental Mortgage Bond Indenture”). References in this Supplemental Description of First Mortgage Bonds to the Mortgage Bond Indenture mean the Mortgage Bond Indenture as amended by the First Supplemental Mortgage Bond Indenture, as supplemented by the Eighth Supplemental Mortgage Bond Indenture or the Ninth Supplemental Mortgage Bond Indenture, as applicable. All other capitalized terms used in this Supplemental Description of First Mortgage Bonds and not defined in this prospectus supplement have the meanings given to such capitalized terms in the accompanying prospectus. This summary is qualified in its entirety by reference to the Mortgage Bond Indenture.

General Information

Each series of the First Mortgage Bonds will be our direct, senior secured obligations ranking equally with our other existing and future secured and unsubordinated indebtedness. As of June 30, 2019, we had $5.2 billion of outstanding first mortgage bonds issued under the Mortgage Bond Indenture. As of June 30, 2019, $1.1 billion of our senior notes were outstanding and, pursuant to the terms thereof, had been secured equally and ratably with our first mortgage bonds. We refer to these outstanding senior notes as our “Equal and Ratable Notes.” The Mortgage Bond Indenture contains no restrictions on the amount of additional indebtedness that we may issue.

Each series of the First Mortgage Bonds will be secured equally and ratably with each other series of our first mortgage bonds from time to time outstanding and with each series of our Equal and Ratable Notes from time to time outstanding, pursuant to the Mortgage. Collateral administration is governed by the Mortgage Bond Indenture and an Intercreditor and Collateral Trust Agreement, which we refer to as the “Collateral Trust Agreement,” among us, the Bond Trustee and the Collateral Trustee. Under the Collateral Trust Agreement, the Collateral Trustee has agreed to hold the trust estate (including all of the Collateral Trustee’s right, title and interest under the Mortgage) for the equal and ratable benefit of the holders of the First Mortgage Bonds and the holders of the Equal and Ratable Notes. As of June 30, 2019, we had pledged property having a value of approximately $18.0 billion as Bondable Property, which would allow us, in accordance with the limitations described in the accompanying prospectus under “Description of First Mortgage Bonds—Issuance of First Mortgage Bonds,” to have outstanding approximately $12.6 billion in aggregate principal amount of first mortgage bonds and Equal and Ratable Notes.

Each series of the First Mortgage Bonds will initially be issued only in registered, book-entry form, in denominations of $2,000 and any integral multiples of $1,000 in excess thereof as described under “Delivery and Form” below. We will issue global securities in denominations that together equal the total principal amount of the outstanding First Mortgage Bonds.

We may, without the consent of the holders of the First Mortgage Bonds, issue additional First Mortgage Bonds of any series having the same ranking, interest rate, maturity and other terms (other than the date of issuance, public offering price and, in some circumstances, the initial interest accrual date and initial interest payment date) as the First Mortgage Bonds of such series offered hereby.

Principal and Interest

The 2029 First Mortgage Bonds offered hereby constitute a further issuance of, are consolidated and form a single series with, have identical terms (other than the date of issuance, public offering price, initial interest accrual date and initial interest payment date) and have the same CUSIP number as our existing 2029 First Mortgage Bonds. The 2029 First Mortgage Bonds offered hereby constitute “Additional Bonds” under Section 2.09 of the Eighth Supplemental Mortgage Bond Indenture. The 2029 First Mortgage Bonds offered hereby will be issued in an aggregate principal amount of $250,000,000. Upon completion of this offering, the aggregate principal amount of outstanding 3.65% First Mortgage Bonds due 2029 will be $850,000,000. The 2029 First Mortgage Bonds offered hereby will bear interest from October 15, 2019, at the rate of 3.65% per year. Interest will be paid semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2020, to the persons in whose names the 2029 First Mortgage Bonds are registered at the close of business on the preceding April 1 and October 1, respectively (whether or not a business day). The 2029 First Mortgage Bonds will mature on April 15, 2029.

The 2050 First Mortgage Bonds offered hereby will initially be limited in aggregate principal amount to $600,000,000. The 2050 First Mortgage Bonds will bear interest from October 15, 2019, at the rate of 3.15% per year. Interest will be paid semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2020, to the persons in whose names the 2050 First Mortgage Bonds are registered at the close of business on the preceding April 1 and October 1, respectively (whether or not a business day). The 2050 First Mortgage Bonds will mature on April 15, 2050.

Interest on each series of the First Mortgage Bonds will be computed on the basis of a 360-day year comprised of twelve 30-day months. Except for defaulted interest, we will make each interest and principal payment to the persons in whose names the First Mortgage Bonds are registered at the close of business on the regular record date immediately preceding the date fixed for payments of principal and interest on the First Mortgage Bonds. We will, however, make any interest payments due at maturity or upon prior redemption of the First Mortgage Bonds to the persons to whom the related principal payments are made.

If any interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next day that is a business day, and no interest on such payment will accrue for the period from and after such interest payment date. If the maturity date or earlier redemption date of the First Mortgage Bonds falls on a day that is not a business day, the payment of interest and principal may be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date or earlier redemption date, as the case may be. Interest payments for the First Mortgage Bonds will include accrued interest from and including the last date in respect of which interest has been paid or duly provided for, to, but excluding, the interest payment date or the date of maturity or earlier redemption date, as the case may be.

Optional Redemption

The 2029 First Mortgage Bonds will be redeemable, in whole or in part, at our option at any time or from time to time prior to maturity.

If we redeem the 2029 First Mortgage Bonds before the 2029 Par Call Date (as defined below), the 2029 First Mortgage Bonds will be redeemed by us at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount of the 2029 First Mortgage Bonds to be so redeemed and (ii) as determined by the Quotation Agent, the sum of the present value of the remaining scheduled payments of principal and interest on the 2029 First Mortgage Bonds to be so redeemed that would be due if the maturity date of such 2029 First Mortgage Bonds were the 2029 Par Call Date (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points (the “2029 Make-Whole Amount”) plus (b) accrued and unpaid interest on the principal amount of the 2029 First Mortgage Bonds to be so redeemed to the redemption date.

If we redeem the 2029 First Mortgage Bonds on or after the 2029 Par Call Date, the 2029 First Mortgage Bonds will be redeemed by us at a redemption price equal to 100% of the principal amount of the 2029 First Mortgage Bonds to be so redeemed, plus accrued and unpaid interest on the principal amount of the 2029 First Mortgage Bonds to be so redeemed to the redemption date.

The 2050 First Mortgage Bonds will be redeemable, in whole or in part, at our option at any time or from time to time prior to maturity.

If we redeem the 2050 First Mortgage Bonds before the 2050 Par Call Date (as defined below), the 2050 First Mortgage Bonds will be redeemed by us at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount of the 2050 First Mortgage Bonds to be so redeemed and (ii) as determined by the Quotation Agent, the sum of the present value of the remaining scheduled payments of principal and interest on the 2050 First Mortgage Bonds to be so redeemed that would be due if the maturity date of such 2050 First Mortgage Bonds were the 2050 Par Call Date (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points (the “2050 Make-Whole Amount”) plus (b) accrued and unpaid interest on the principal amount of the 2050 First Mortgage Bonds to be so redeemed to the redemption date.

If we redeem the 2050 First Mortgage Bonds on or after the 2050 Par Call Date, the 2050 First Mortgage Bonds will be redeemed by us at a redemption price equal to 100% of the principal amount of the 2050 First Mortgage Bonds to be so redeemed, plus accrued and unpaid interest on the principal amount of the 2050 First Mortgage Bonds to be so redeemed to the redemption date.

For purposes of determining the 2029 Make-Whole Amount and the 2050 Make-Whole Amount, the following definitions apply:

“2029 Par Call Date” means January 15, 2029 (the date that is three months prior to the maturity date).

“2050 Par Call Date” means October 15, 2049 (the date that is six months prior to the maturity date).

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the First Mortgage Bonds of the series to be redeemed (assuming, in the case of redemption of the 2029 First Mortgage Bonds, that the 2029 First Mortgage Bonds matured on the 2029 Par Call Date, and assuming, in the case of redemption of the 2050 First Mortgage Bonds, that the 2050 First Mortgage Bonds matured on the 2050 Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such First Mortgage Bonds.

“Independent Investment Banker” means an investment banking institution of international standing appointed by the Company.

“Quotation Agent” means the Reference Treasury Dealer.

“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City appointed by the Company.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. on the third business day in New York City preceding such redemption date).

“Treasury Rate” means the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Reference Treasury Dealer Quotation for that redemption date.

Notice of any redemption will be mailed (or as long as the First Mortgage Bonds of the series being redeemed are represented by one or more global securities, transmitted in accordance with DTC’s standard procedures therefor) at least 30 days but not more than 60 days before the redemption date to each registered holder of First Mortgage Bonds to be redeemed.

If less than all of the First Mortgage Bonds of a series are to be redeemed at any time, selection of the First Mortgage Bonds of a series for redemption will be made by the Bond Trustee by lot; provided, that as long as the First Mortgage Bonds of a series are represented by one or more global securities, beneficial interests in such First Mortgage Bonds will be selected for redemption by DTC in accordance with its standard procedures therefor.

Upon the payment of the redemption price, plus accrued and unpaid interest, if any, to the date of redemption, interest will cease to accrue on and after the applicable redemption date on the First Mortgage Bonds or such series or portions thereof called for redemption.

Events of Default

The following events constitute events of default under the Mortgage Bond Indenture:

•

we fail to pay the principal of, and premium, if any, on any series of the First Mortgage Bonds or any series of our other first mortgage bonds when due and such failure continues for three business days;

•	we fail to pay interest on any series of the First Mortgage Bonds or any series of our other first mortgage bonds when due and such failure continues for 90 days;

•

we fail to pay any Prior Lien Debt (as defined in the Mortgage Bond Indenture) in one or more series, in each case in an aggregate principal amount of $100,000,000 or greater, after giving effect to any applicable grace period;

•	we breach any other covenant or condition in the Mortgage Bond Indenture and such breach continues for 90 days after we receive a written notice of default with respect thereto;

•

a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days;

•	we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency; and

•	the occurrence of any Triggering Event. See “Summary—The Offering—Security.”

Upon the occurrence of a default under the Mortgage Bond Indenture, the Bond Trustee may, and upon the written request of the holders of at least a majority in aggregate principal amount of all outstanding first mortgage bonds is required to, declare all outstanding first mortgage bonds to be immediately due and payable. However, holders of a majority in principal amount of all outstanding first mortgage bonds may rescind the acceleration if, before any sale of the Mortgaged Property pursuant to the Collateral Trust Agreement:

•

all arrears of interest upon all outstanding first mortgage bonds, with interest on overdue interest installments at such outstanding first mortgage bonds’ respective rates of interest have been paid by or on our behalf or collected out of the Mortgaged Property; and

•	all defaults have been remedied.

Prior to acceleration, holders of a majority in aggregate principal amount of the affected series of first mortgage bonds may waive a default under the Mortgage Bond Indenture, other than (1) a default related to non-payment of principal, premium, if any, or interest, (2) a default arising from the creation of a Prior Lien except Permissible Encumbrances or (3) a default related to a covenant or other provision of the Mortgage Bond Indenture that may not be modified without the consent of each holder of first mortgage bonds affected thereby.

The Bond Trustee is under no obligation to exercise any of the rights or powers vested in it by the Bond Indenture at the request or direction of any of the holders pursuant to the Bond Indenture, unless such holders shall have offered to the Bond Trustee security or indemnity satisfactory to the Bond Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Delivery and Form

Each series of the First Mortgage Bonds will be issued in the form of one or more securities in global form. Each global security will be deposited on the date of the closing of the sale of the First Mortgage Bonds, on behalf of The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as DTC’s nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the United States Securities Exchange Act of 1934, as amended (the Exchange Act). DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange LLC, the NYSE MKT LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The DTC rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information contained on DTC’s internet sites does not constitute part of this prospectus supplement, and the references in the preceding sentence are inactive textual references only. No information contained on or accessible through DTC’s internet sites is incorporated by reference into, or forms a part of, this prospectus supplement.

Purchase of securities within the DTC system must be made by or through direct participants, which will receive a credit for such securities on DTC’s records. The ownership interest of each actual purchaser of each security is, in turn, to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are to be accompanied by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in such securities, except in the event that use of the book-entry system for such securities is discontinued.

DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory requirements as may be in effect from time to time. Redemption notices shall be sent to DTC. If less than all of a series of such securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting with respect to securities issued in the form of global securities is limited to the holders of record of such securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of such securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments in respect of the securities issued in the form of global securities will be made by the issuer of such securities to Cede & Co. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the Bond Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. are the responsibility of the issuer of the applicable securities, disbursements of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its service as depositary with respect to any securities at any time by giving reasonable notice to the issuer of such securities. In the event that a successor depositary is not obtained, individual security certificates representing such securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the underwriters assume any responsibility for the accuracy thereof. Neither we nor the underwriters have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the First Mortgage Bonds. It is included herein for general information only and does not address every aspect of the income or other tax laws that may be relevant to investors in any series of the First Mortgage Bonds in light of their personal circumstances or that may be relevant to certain types of investors subject to special treatment under United States federal income tax laws (for example, financial institutions, former citizens or residents of the United States, tax-exempt organizations, insurance companies, real estate investment trusts, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark to market method of accounting for their securities, U.S. Holders (as defined below) that have a functional currency other than the United States dollar, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid United States federal income tax, investors in partnerships or other pass-through entities or persons subject to special tax accounting rules as a result of any item of gross income with respect to the First Mortgage Bonds being taken into account in an applicable financial statement). In addition, this summary does not address the effect of United States federal alternative minimum tax, or any state, local or foreign tax laws that may be applicable to a particular holder and does not consider any aspects of United States federal tax law other than income taxation. This discussion is limited to initial purchasers of any series of the First Mortgage Bonds issued pursuant to this prospectus supplement who purchase such series of the First Mortgage Bonds for an amount of cash equal to their offering price and who hold such series of First Mortgage Bonds as capital assets under Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”) and not as part of a straddle, hedging, integrated, conversion or constructive sale transaction, or as part of a “synthetic security” or other similar financial transaction. Persons considering the purchase, ownership or disposition of any series of the First Mortgage Bonds should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction. Furthermore, the discussion below is based upon provisions of the Code, the legislative history thereof, existing and proposed Treasury regulations, administrative rulings and judicial decisions, all as of the date hereof. Such authorities may be repealed, revoked or modified (including changes in effective dates, and possibly with retroactive effect) so as to result in United States federal income tax consequences different from those discussed below. We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the First Mortgage Bonds or that any such position would not be sustained.

For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of the First Mortgage Bonds that is, for United States federal income tax purposes:

•	An individual citizen or resident of the United States;

•

A corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate, the income of which is subject to the United States federal income tax regardless of source; or

•

A trust, if (a) a court within the United States is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable United States Treasury regulations to be treated as a domestic trust.

For purposes of the following discussion, a “Non-U.S. Holder” means a beneficial owner of the First Mortgage Bonds (other than a partnership or an entity or arrangement classified as a partnership for United States federal income tax purposes) that is not a U.S. Holder.

If a partnership or an entity or arrangement treated as a partnership for United States federal income tax purposes owns any of the First Mortgage Bonds, the United States federal income tax treatment of a partner or an equity interest owner of such other entity will generally depend upon the status of the partner or owner and the activities of the partnership or other entity. If you are a partner of a partnership or an equity interest owner of another entity treated as a partnership holding any of the First Mortgage Bonds, you should consult your tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the First Mortgage Bonds.

Pre-Issuance Accrued Interest on the New 2029 First Mortgage Bonds

Unless the 2029 First Mortgage Bonds offered pursuant to this prospectus supplement (the “New 2029 First Mortgage Bonds”) are delivered on October 15, 2019, a portion of the price paid for a New 2029 First Mortgage Bond will be allocable to stated interest that accrued prior to the date such bond is issued (the “pre-issuance accrued interest”). Under the U.S. Treasury regulations, a portion of the first interest payment on the New 2029 First Mortgage Bonds may be treated as a nontaxable return of the pre-issuance accrued interest. This discussion assumes that, on the first interest payment date for the New 2029 First Mortgage Bonds, a portion of the interest received in an amount equal to the pre-issuance accrued interest, if any, will be treated as a return of such portion of the purchase price and not as a payment of interest on such new bond. Amounts treated as a return of the pre-issuance accrued interest generally should not be taxable when received. Unless otherwise specified, references to “interest” throughout the remainder of this discussion do not include any pre-issuance accrued interest or the return thereof. Any pre-issuance accrued interest paid to a Non-United States Holder, however, may be subject to withholding of U.S. federal tax if the requirements described below under “Non-U.S. Holders—Payments of Interest” or “Foreign Accounts Tax Compliance Act (“FATCA”)” are not met. Each holder should consult its own tax advisor regarding the U.S. federal income tax treatment of pre-issuance accrued interest.

U.S. Holders

Payments of Interest

Each series of the First Mortgage Bonds is expected to be issued with less than a de minimis amount of original issue discount. Accordingly, interest on the First Mortgage Bonds will generally be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for United States federal income tax purposes.

Amortizable Bond Premium

Generally, if a U.S. Holder purchases a New 2029 First Mortgage Bond for an amount (excluding any amount properly allocable to any pre-issuance accrued interest) that exceeds the sum of all amounts (other than stated interest and any pre-issuance accrued interest) payable on such New 2029 First Mortgage Bond after its acquisition by such U.S. Holder, such U.S. Holder will have bond premium on such bond. Such U.S. Holder generally may elect to amortize such bond premium on a constant yield basis by offsetting the interest income on such new bond allocable to an accrual period with the bond premium allocable to such accrual period. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in a New 2029 First Mortgage Bond by the amount of the bond premium used to offset interest income as set forth above. Because the New 2029 First Mortgage Bonds may be redeemed by us prior to maturity, however, special rules may reduce or eliminate the amount of bond premium that a U.S. Holder may amortize with respect to a new bond, or may impact the timing of such amortization. The election to amortize bond premium, once made by a U.S. Holder, will apply to all taxable bonds held by such U.S. Holder during or after the taxable year for which the election is made and may not be revoked without the consent of the IRS. If a U.S. Holder does not elect to amortize bond premium, such bond premium will be included in the U.S. Holder’s tax basis in the new bonds. Each U.S. Holder of a New 2029 First Mortgage Bond acquired with bond premium should consult its own tax advisor regarding the consequences of electing to amortize bond premium, including the effect of the early redemption rules noted above.

Sale, Exchange, Redemption or Other Taxable Disposition of First Mortgage Bonds

Upon the sale, exchange, redemption or other taxable disposition of a First Mortgage Bond, a U.S. Holder generally will recognize gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition (less an amount equal to any accrued and unpaid stated interest, which will be taxable as interest income, as discussed above) and (2) such holder’s adjusted tax basis in such First Mortgage Bond. A U.S. Holder’s adjusted tax basis in a First Mortgage Bond generally will equal the amount paid for the First Mortgage Bond less (i) any principal repayments previously received by such holder and (ii) any bond premium previously amortized by such holder. Gain or loss recognized by a U.S. Holder in respect of the disposition generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the First Mortgage Bond for more than one year at the time of such disposition. Long-term capital gains of certain noncorporate U.S. Holders are entitled to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income

U.S. Holders that are not corporations will generally be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. Holder’s “net investment income” for the taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold amount. A U.S. Holder’s net investment income will generally include any income or gain recognized by such holder with respect to the First Mortgage Bonds, unless such income or gain is derived in the ordinary course of the conduct of such holder’s trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is not a corporation should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the First Mortgage Bonds.

Non-U.S. Holders

Payments of Interest

Subject to the discussions of FATCA and backup withholding below, payments of interest (including, solely for this purpose, any pre-issuance accrued interest) on the First Mortgage Bonds to a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax, provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) the Non-U.S. Holder is not (a) a controlled foreign corporation that is related to us through actual or deemed stock ownership or (b) a bank receiving interest on the First Mortgage Bonds in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, (3) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (4) the Non-U.S. Holder provides appropriate documentation, generally a completed IRS Form W-8BEN-E or W-8BEN (or other applicable form), establishing that the Non-U.S. Holder is not a U.S. person within the meaning of the Code.

If a Non-U.S. Holder cannot satisfy the requirements in the preceding paragraph, payments of interest made to such Non-U.S. Holder will generally be subject to the 30% United States federal withholding tax, unless such Non-U.S. Holder provides us or our paying agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the First Mortgage Bonds is not subject to withholding tax because it is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States. If interest on the First Mortgage Bonds is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by the Non-U.S. Holder), such interest generally will be subject to United States federal income tax on a net income basis at the rate applicable to U.S. persons (and, in the case of Non-U.S. Holders that are corporations, may also be subject to a 30% branch profits tax, unless such rate is reduced by an applicable income tax treaty).

Sale, Exchange, Redemption or Other Taxable Disposition of First Mortgage Bonds

Subject to the discussions of FATCA and backup withholding below, and except with respect to accrued but unpaid interest (which may be subject to tax as described above under the heading “Payments of Interest”), any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of the First Mortgage Bonds generally will not be subject to United States federal income tax, unless (1) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by the Non-U.S. Holder), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, in the case of Non-U.S. Holders that are corporations, may also be subject to a 30% branch profits tax, unless such rate is reduced by an applicable income tax treaty) or (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the Non-U.S. Holder generally will be subject to a 30% tax (or such lower rate specified by any applicable income tax treaty) on the excess, if any, of such gain plus all other United States source capital gains recognized during the same taxable year over the Non-U.S. Holder’s United States source capital losses recognized during such taxable year.

Foreign Accounts Tax Compliance Act (“FATCA”)

Under sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (such sections commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”), withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% U.S. federal withholding tax may be imposed on payments of interest (for this purpose, including any pre-issuance accrued interest) and, subject to the discussion below, payments of gross proceeds from a sale, exchange, retirement, redemption or other disposition of the First Mortgage Bonds made to a foreign financial institution or to a non-financial foreign entity (whether such institution or entity is the beneficial owner or an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury, it must, among other things, identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. An applicable intergovernmental agreement regarding FATCA between the United States and a non-U.S. entity’s jurisdiction may modify the general rules described above. Pursuant to recently proposed regulations, the Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale, exchange, retirement, redemption or other disposition of relevant financial instruments. The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. Prospective investors should consult their tax advisors regarding FATCA.

Information Reporting and Backup Withholding

Payments of interest made by us on, or the proceeds of the sale or other disposition of, the First Mortgage Bonds may be subject to information reporting and may also be subject to United States federal backup withholding if the recipient of the payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting and certification requirements. Any amount withheld under the backup withholding rules may be allowable as a refund or credit against the holder’s United States federal income tax, provided that the required information is timely furnished to the IRS.

PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE UNITED STATES FEDERAL TAX LAWS TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION PRIOR TO MAKING SUCH INVESTMENT.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Any series of the First Mortgage Bonds may be purchased and held by or with the assets of an employee benefit plan subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), an individual retirement account or other plan subject to Section 4975 of the Code or an employee benefit plan sponsored by a state or local government or otherwise subject to laws that include restrictions substantially similar to ERISA and Section 4975 of the Code (any such law, a “Similar Law”). A fiduciary of an employee benefit plan subject to ERISA, Section 4975 of the Code or any Similar Law must determine that the purchase and holding of the First Mortgage Bonds are consistent with its fiduciary duties under ERISA, Section 4975 of the Code or any Similar Law. Such fiduciary, as well as any other prospective investor subject to ERISA, Section 4975 of the Code or any Similar Law, must also determine that its purchase and holding of the First Mortgage Bonds does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA, Section 4975 of the Code or any Similar Law. Among other things, these sections prohibit the lending of money and other extensions of credit between an employee benefit plan or individual retirement account or annuity (“IRA”) and a party in interest (as defined in ERISA) or disqualified person (as defined in the Code) with respect to such plan or IRA, unless such transaction is covered by an exemption. Each series of the First Mortgage Bonds constitutes an extension of credit by the purchaser to us. Accordingly, each purchaser and transferee of the First Mortgage Bonds who is subject to ERISA, Section 4975 of the Code or a Similar Law will be deemed to have represented by its acquisition and holding of the First Mortgage Bonds that its acquisition and holding of the First Mortgage Bonds does not constitute or give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law. Such purchaser or transferee should consult legal counsel before purchasing the First Mortgage Bonds. Nothing herein shall be construed as a representation that an investment in the First Mortgage Bonds would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, an employee benefit plan, IRA or other plan subject to ERISA, Section 4975 of the Code or a Similar Law.

UNDERWRITING

We are selling the First Mortgage Bonds to the underwriters named in the table below pursuant to an underwriting agreement between us and the underwriters named below, for whom Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives. Subject to certain conditions, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the First Mortgage Bonds set forth opposite that underwriter’s name in the table below:

Underwriter	Principal Amount of 2029 First Mortgage Bonds	Principal Amount of 2050 First Mortgage Bonds
Citigroup Global Markets Inc.	$40,000,000	$96,000,000
Mizuho Securities USA LLC	40,000,000	96,000,000
MUFG Securities Americas Inc.	40,000,000	96,000,000
U.S. Bancorp Investments, Inc.	40,000,000	96,000,000
Wells Fargo Securities, LLC	40,000,000	96,000,000
Scotia Capital (USA) Inc.	15,000,000	36,000,000
BNP Paribas Securities Corp.	5,000,000	12,000,000
nabSecurities, LLC	5,000,000	12,000,000
PNC Capital Markets LLC	5,000,000	12,000,000
RBC Capital Markets, LLC	5,000,000	12,000,000
Santander Investment Securities Inc.	5,000,000	12,000,000
SMBC Nikko Securities America, Inc.	5,000,000	12,000,000
The Williams Capital Group, L.P.	5,000,000	12,000,000

Total	$250,000,000	$600,000,000

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of 2029 First Mortgage Bonds or 2050 First Mortgage Bonds, if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters will offer the 2029 First Mortgage Bonds and the 2050 First Mortgage Bonds to the public if the underwriters buy the 2029 First Mortgage Bonds and the 2050 First Mortgage Bonds from us. An underwriter may reject offers for the 2029 First Mortgage Bonds and the 2050 First Mortgage Bonds.

We will compensate the underwriters by selling the 2029 First Mortgage Bonds and the 2050 First Mortgage Bonds to them at a price that is less than the price to the public by the amount of the “Underwriting Discount” set forth on the cover page of this prospectus supplement. The underwriters will sell the 2029 First Mortgage Bonds and the 2050 First Mortgage Bonds to the public at the respective prices to the public set forth on the cover page of this prospectus supplement.

The underwriters have advised us that they propose initially to offer the First Mortgage Bonds to the public at the respective prices to Investors on the cover page of this prospectus supplement and may also offer the First Mortgage Bonds to dealers at a price that represents a concession not in excess of 0.400% of the principal amount of the 2029 First Mortgage Bonds and 0.500% of the principal amount of the 2050 First Mortgage Bonds. Any underwriter may allow, and any of these dealers may re-allow, a concession not in excess of 0.200% of the principal amount of the 2029 First Mortgage Bonds and 0.300% of the principal amount of the 2050 First Mortgage Bonds. After the initial public offering of the First Mortgage Bonds, the underwriters may change the respective prices to Investors and other selling terms of the 2029 First Mortgage Bonds and the 2050 First Mortgage Bonds.

There is currently no established trading market for the 2050 First Mortgage Bonds offered hereby. The underwriters have advised us that they intend to make a market in the First Mortgage Bonds but are not obligated to do so and may discontinue such market-making activities at any time without notice. We cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the First Mortgage Bonds.

In connection with the offering, the underwriters, or any of their respective affiliates, may purchase and sell the First Mortgage Bonds in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment includes syndicate sales of First Mortgage Bonds in excess of the principal amount of the First Mortgage Bonds to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the First Mortgage Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the First Mortgage Bonds made for the purpose of preventing or retarding a decline in the market price of the First Mortgage Bonds while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim an initial dealers’ concession from a syndicate member when such underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase the First Mortgage Bonds originally sold by that syndicate member.

Any of these activities may cause the price of the First Mortgage Bonds to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

We estimate that our expenses in connection with the sale of the First Mortgage Bonds, other than underwriting discounts, will be approximately $1.1 million. This estimate includes expenses relating to printing, rating agency fees, trustee’s fees and legal fees, among other expenses. The underwriters have agreed to make a payment to us in an amount equal to $737,500 in respect of expenses incurred by us in connection with the offering.

We have agreed to indemnify the underwriters against, or to contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the United States Securities Act of 1933, as amended.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking, corporate trust and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps of the creation of short positions in our securities or the securities of our affiliates, including potentially the First Mortgage Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the First Mortgage Bonds offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Extended Settlement

We expect that delivery of the First Mortgage Bonds will be made to investors on or about October 15, 2019, which will be the ninth business day following the date of this prospectus supplement (such settlement being referred to as “T+9”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the First Mortgage Bonds on the date of pricing of the First Mortgage Bonds or the next six succeeding business days will be required, by virtue of the fact that the First Mortgage Bonds initially will settle in T+9, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Selling Restrictions

Prohibition of Sales to European Economic Area Retail Investors

The First Mortgage Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the First Mortgage Bonds or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the First Mortgage Bonds or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.

United Kingdom

In the United Kingdom, this prospectus supplement is directed only at non-retail investors who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005. Any investment or investment activity to which this prospectus supplement relates is only available to and will only be engaged in with such persons and any other persons within the United Kingdom who receive this prospectus supplement should not rely on or act upon this prospectus supplement or any of its contents. For these purposes, non-retail investors means persons who are not retail investors as defined above.

Canada

The First Mortgage Bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the First Mortgage Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The First Mortgage Bonds offered hereby may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the First Mortgage Bonds offered hereby may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to First Mortgage Bonds offered hereby which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The First Mortgage Bonds have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the First Mortgage Bonds nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the First Mortgage Bonds offered hereby may not be circulated or distributed, nor may the First Mortgage Bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the First Mortgage Bonds offered hereby are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the First Mortgage Bonds offered hereby pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the First Mortgage Bonds offered hereby are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the First Mortgage Bonds will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the First Mortgage Bonds may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the First Mortgage Bonds with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

United Arab Emirates

The First Mortgage Bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the First Mortgage Bonds in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The First Mortgage Bonds may not be offered for sale, nor may application for the sale or purchase or any First Mortgage Bonds be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the First Mortgage Bonds may be distributed or published in Australia unless, in each case:

•

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the First Mortgage Bonds or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

•

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

•

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

•	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

•	such action does not require any document to be lodged with ASIC or the ASX.

Taiwan

The First Mortgage Bonds have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the First Mortgage Bonds in Taiwan.

LEGAL MATTERS

The legality of the First Mortgage Bonds will be passed upon for us by Jeffery B. Erb, Esq. and by Gibson, Dunn & Crutcher LLP, New York, New York, and for the underwriters by Latham & Watkins LLP, New York, New York. Gibson, Dunn & Crutcher LLP and Latham & Watkins LLP may rely on the opinion of Jeffery B. Erb, Esq. as to matters of Iowa law. Latham  & Watkins LLP regularly serves as special counsel to certain of our affiliates on various matters.

EXPERTS

The financial statements and the related financial statement schedule, incorporated by reference in this prospectus supplement from MidAmerican Energy Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and related financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial statements for the periods ended March 31, 2019 and 2018 and June 30, 2019 and 2018, which are incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in MidAmerican Energy Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the United States Securities Act of 1933, as amended, for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

INCORPORATION BY REFERENCE

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including MidAmerican Energy Company.

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. The information filed by us with the SEC in the future and incorporated by reference herein will automatically update and supersede this information.

We incorporate by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of this offering; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019; and

•	our Current Report on Form 8-K filed January 9, 2019.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Treasurer

MidAmerican Energy Company

666 Grand Avenue, Suite 500

Des Moines, Iowa 50309-2580

(515) 242-4300

In making your investment decision, you should read and consider the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus issued by us, including the information in the documents to which we have referred you in “Incorporation by Reference” on page S-27 of this prospectus supplement and “Where You Can Find More Information” on page 28 of the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. Neither we nor the underwriters take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein is accurate as of any date other than the date of such document.

Prospectus

MIDAMERICAN ENERGY COMPANY

Unsecured Debt Securities

First Mortgage Bonds

Preferred Stock

Depositary Shares

We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in the securities involves risks. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 27, 2018

MidAmerican Energy Company

We are a United States regulated electric and natural gas utility company that serves 0.8 million retail electric customers in portions of Iowa, Illinois and South Dakota and 0.8 million retail and transportation natural gas customers in portions of Iowa, South Dakota, Illinois and Nebraska. We are principally engaged in the business of generating, transmitting, distributing and selling electricity and in distributing, selling and transporting natural gas. Our service territory covers approximately 11,000 square miles. Metropolitan areas in which we distribute electricity at retail include Council Bluffs, Des Moines, Fort Dodge, Iowa City, Sioux City and Waterloo, Iowa; and the Quad Cities (Davenport and Bettendorf, Iowa and Rock Island, Moline and East Moline, Illinois). Metropolitan areas in which we distribute natural gas at retail include Cedar Rapids, Des Moines, Fort Dodge, Iowa City, Sioux City and Waterloo, Iowa; the Quad Cities; and Sioux Falls, South Dakota. We have a diverse customer base consisting of urban and rural residential customers and a variety of commercial and industrial customers. Principal industries served by us include electronic data storage; processing and sales of food products; manufacturing, processing and fabrication of primary metals, farm and other non-electrical machinery; cement and gypsum products; and government. In addition to retail sales and natural gas transportation, we sell electricity principally to markets operated by regional transmission organizations and natural gas to other utilities and market participants on a wholesale basis. We are a transmission-owning member of the Midcontinent Independent System Operator, Inc. and participate in its capacity, energy and ancillary services markets.

Our headquarters and principal executive offices are located at 666 Grand Avenue, Suite 500, Des Moines, Iowa 50309-2580. Our telephone number is (515) 242-4300.

Forward-Looking Statements

This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, also referred to as the Securities Act, and Section 21E of the United States Securities Exchange Act of 1934, as amended, also referred to as the Exchange Act. Forward-looking statements can typically be identified by the use of forward-looking words, such as “will,” “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon our current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside our control and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others:

•

general economic, political and business conditions, as well as changes in, and compliance with, laws and regulations, including income tax reform, initiatives regarding deregulation and restructuring of the utility industry, and reliability and safety standards, affecting our operations or related industries;

•

changes in, and compliance with, environmental laws, regulations, decisions and policies that could, among other items, increase operating and capital costs, reduce facility output, accelerate facility retirements or delay facility construction or acquisition;

•	the outcome of regulatory rate reviews and other proceedings conducted by regulatory agencies or other governmental and legal bodies and our ability to recover costs through rates in a timely manner;

•

changes in economic, industry, competition or weather conditions, as well as demographic trends, new technologies and various conservation, energy efficiency and private generation measures and programs, that could affect customer growth and usage, electricity and natural gas supply or our ability to obtain long-term contracts with customers and suppliers;

•

performance, availability and ongoing operation of our facilities, including facilities not operated by us, due to the impacts of market conditions, outages and repairs, transmission constraints, weather, including wind, solar and hydroelectric conditions, and operating conditions;

•

the effects of catastrophic and other unforeseen events, which may be caused by factors beyond our control or by a breakdown or failure of our operating assets, including severe storms, floods, fires, earthquakes, explosions, landslides, an electromagnetic pulse, litigation, wars, terrorism, embargoes, and cyber security attacks, data security breaches, disruptions, or other malicious acts;

•	a high degree of variance between actual and forecasted load or generation that could impact our hedging strategy and the cost of balancing our generation resources with our retail load obligations;

•

changes in prices, availability and demand for wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on generating capacity and energy costs;

•	the financial condition and creditworthiness of our significant customers and suppliers;

•	changes in business strategy or development plans;

•

availability, terms and deployment of capital, including reductions in demand for investment-grade commercial paper, debt securities and other sources of debt financing and volatility in interest rates;

•	changes in our credit ratings;

•	risks relating to nuclear generation, including unique operational, closure and decommissioning risks;

•

the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts;

•	the impact of inflation on costs and our ability to recover such costs in regulated rates;

•	increases in employee healthcare costs;

•

the impact of investment performance and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements;

•

unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future facilities and infrastructure additions;

•	the impact of new accounting guidance or changes in current accounting estimates and assumptions on our financial results; and

•

other business or investment considerations that may be disclosed from time to time in our filings with the Securities and Exchange Commission, which we refer to as the SEC, or in other publicly disseminated written documents.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive.

Ratio of Earnings to Fixed Charges

The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated.

	Three Months Ended March 31,	Twelve Months Ended December 31,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges (1)	1.7x	2.9x	3.0x	2.6x	2.6x	2.4x

(1)

For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of net income from continuing operations plus income taxes, interest on long-term debt, other interest charges and interest on leases. “Earnings” also include allowances for borrowed and other funds used during construction. “Fixed charges” consist of interest on long-term debt, other interest charges and interest on rentals.

We had no preferred stock outstanding for any period presented and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

Risk Factors

Investing in the securities involves risks, including the risks described in the documents we incorporate by reference herein. You should carefully consider these risks and the other information contained or incorporated by reference in this prospectus and any prospectus supplement before deciding to invest in the securities, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement, before acquiring any of such securities. In addition, risks not known to us or that we believe are immaterial also may impair our business operations, financial condition and liquidity.

Use of Proceeds

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include additions to working capital, reductions of our indebtedness, refinancing of existing securities and financing of capital expenditures. We may invest funds not immediately required for such purposes in short-term securities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and other factors, including the availability to us of other funds.

Description of Unsecured Debt Securities

This section of this prospectus describes the general terms and provisions of the unsecured debt securities that we may offer. For a description of the first mortgage bonds that we may offer, see “Description of First Mortgage Bonds.” For a description of the other securities that we may offer, see “Description of Other Securities.” When we offer to sell a particular series of unsecured debt securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of unsecured debt securities.

General

We may issue senior unsecured debt securities or subordinated unsecured debt securities, in addition to first mortgage bonds described under “Description of First Mortgage Bonds.” The senior unsecured debt securities will be our direct unsecured obligations and the subordinated unsecured debt securities will be our direct unsecured obligations. The senior unsecured debt securities and the subordinated unsecured debt securities will be issued under a senior unsecured indenture and a subordinated unsecured indenture, respectively, in each case between us and a trustee named in the applicable prospectus supplement. The following summary of certain provisions of the unsecured indentures does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the forms of unsecured indentures (copies of which are filed as exhibits to the registration statement of which this prospectus is a part). Except to the extent set forth in a prospectus supplement for a particular series of unsecured debt securities, the unsecured indentures, as amended or supplemented from time to time, will be substantially similar to the forms of unsecured indentures filed as exhibits to the registration statement and described below.

Prospectus Supplement

A prospectus supplement relating to a series of unsecured debt securities being offered will include specific terms relating to the offering. These terms may include:

•	the title of the series of unsecured debt securities;

•	whether the series of unsecured debt securities are senior unsecured debt securities or subordinated unsecured debt securities;

•

the aggregate principal amount (or any limit on the aggregate principal amount) of the series of unsecured debt securities and, if any unsecured debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

•	if other than the entire principal amount thereof, the portion of the principal amount of the unsecured debt securities payable upon declaration of acceleration of the maturity thereof;

•	the rate or rates of interest, if any, which will be borne by such unsecured debt securities, which may be fixed or variable;

•	the date from which interest will accrue;

•	the record date for interest payable on the unsecured debt securities;

•	the maturity date of the unsecured debt securities;

•	the dates when, places where and manner in which principal, premium, if any, and interest will be payable;

•	the securities registrar if other than the trustee;

•	the terms of any mandatory redemption (including any sinking fund requirement) or any redemption at our option;

•	the terms of any redemption at the option of holders of the unsecured debt securities;

•	the denominations in which the unsecured debt securities are issuable;

•	whether the unsecured debt securities will be represented by a global security and the terms of any such global security;

•	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•	any events of default, covenants or defined terms in addition to or in lieu of those set forth in the applicable unsecured indenture;

•	whether and upon what terms the unsecured debt securities may be defeased;

•	any special tax implications of the unsecured debt securities; and

•	any other terms in addition to or different from those contained in the applicable unsecured indenture.

The unsecured debt securities may bear interest at a fixed or a floating rate, or may bear no interest. Unsecured debt securities bearing no interest or bearing interest at a rate below the prevailing market rate at the time of issuance may be deemed to be issued at a discount below their stated principal amount. Further, the holders of any unsecured debt securities as to which we have the right to defer interest may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Material federal income tax consequences may result from any such deemed original issue discount or interest deferrals. Any such material federal income tax consequences will be described in the applicable prospectus supplement.

Ranking of Senior Unsecured Debt Securities; Ranking of Subordinated Unsecured Debt Securities

The senior unsecured debt securities will rank senior to our subordinated unsecured debt securities and any of our other indebtedness that by its terms is subordinated in right of payment to the senior unsecured debt securities. In addition, the senior unsecured debt securities will rank pari passu in right of payment with our other senior indebtedness, but will effectively rank junior to our senior secured indebtedness to the extent of the value of the collateral securing such senior secured indebtedness.

The subordinated unsecured debt securities will be subordinate and junior in right of payment to the senior unsecured debt securities, the first mortgage bonds described in this prospectus and all of our other current and future senior debt. As of March 31, 2018, we had outstanding $4.18 billion of first mortgage bonds (including $180 million of first mortgage bonds pledged as security for a like amount of tax-exempt debt issued on our behalf) and $1.05 billion of other senior debt secured equally and ratably with such first mortgage bonds as described under “—Description of First Mortgage Bonds—Security and Priority.” Unless otherwise specified in the applicable prospectus supplement, no payments on the subordinated unsecured debt securities may be made if (1) any senior debt is not paid when due or (2) the maturity of any senior debt has been accelerated because of a default. Upon any distribution of our assets to creditors upon a bankruptcy, insolvency, liquidation, reorganization or similar event, all amounts due on our senior debt must be paid before any payments are made on the subordinated unsecured debt securities.

Neither the subordinated unsecured indenture nor the senior unsecured indenture will limit the amount of senior debt (whether secured or unsecured) that we can incur, and the mortgage bond indenture will not limit the amount of senior unsecured debt that we can incur.

Global Securities

The unsecured debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary or nominee thereof that we will identify in the applicable prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the unsecured debt securities represented by the global security for all purposes under the unsecured debt securities and the applicable unsecured indenture. Except in the limited circumstances described below, owners of beneficial interests in a global security:

•	will not be entitled to have the unsecured debt securities registered in their names;

•	will not be entitled to physical delivery of certificated unsecured debt securities; and

•	will not be considered to be holders of those unsecured debt securities under the unsecured debt securities or the applicable unsecured indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of unsecured debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests held by participants on behalf of other persons.

Payments, transfers, exchanges and other matters relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Exchange of Global Securities for Certificated Securities

Except as otherwise may be set forth in the applicable prospectus supplement, the global securities may be exchanged for unsecured debt securities in certificated form only in the following circumstances:

•

if the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities, or if the depositary is no longer registered as a clearing agency under the Securities Exchange Act and we do not appoint a replacement depositary within 90 days;

•	an event of default under the applicable unsecured indenture occurs; or

•	if we determine, subject to the procedures of the depositary, that a series of unsecured debt securities will no longer be represented by global securities.

If any global securities are exchangeable for certificated securities as described above, we will execute, and the trustee will authenticate upon our order, certificated securities of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such global securities. These certificated securities will be delivered to persons specified by the depositary in exchange for the beneficial interests in the global securities being exchanged.

Redemption and Repayment

The applicable prospectus supplement will specify the following:

•	if the unsecured debt securities are subject to any sinking fund and the terms of any such sinking fund;

•	if we may elect to redeem the unsecured debt securities prior to maturity and the terms of any such optional redemption;

•	if we will be required to redeem the unsecured debt securities prior to maturity upon the occurrence of certain events and the terms of any such mandatory redemption; and

•	if the holders of the unsecured debt securities will have the right to repayment of the unsecured debt securities prior to maturity and the terms of any such optional repayment.

If we elect or are required to redeem unsecured debt securities, a redemption notice will be sent to each holder of unsecured debt securities to be redeemed at least 30 but not more than 60 days prior to the redemption date. The redemption notice will include the following: (1) the redemption date, the places of redemption and the redemption price; (2) a statement that payment of the redemption price will be made on surrender of the unsecured debt securities at the places of redemption; (3) a statement that accrued interest to the redemption date will be paid as specified in the notice and that after the redemption date interest will cease to accrue; (4) if less than all of the unsecured debt securities of a series are to be redeemed, the particular unsecured debt securities or portions thereof to be redeemed; (5) if any unsecured debt securities are to be redeemed in part only, the portion of the unsecured debt securities to be redeemed and a statement that, upon surrender of the unsecured debt securities for redemption, new unsecured debt securities having the same terms will be issued in an amount equal to the unredeemed portion; and (6) if applicable, a statement that redemption is subject to the receipt by the trustee prior to the redemption date of sufficient funds to make such redemption.

If notice of redemption is given as specified above, the unsecured debt securities called for redemption will become due and payable on the date and at the places stated in the notice at the applicable redemption price, together with accrued interest to the redemption date. After the redemption date, the unsecured debt securities subject to redemption will cease to bear interest and will not be entitled to the benefits of the applicable unsecured indenture, other than the right to receive payment of the redemption price together with accrued interest to the redemption date.

If unsecured debt securities are repayable at the option of the holders prior to maturity, a holder that elects to have its unsecured debt securities repaid will be required to deliver such unsecured debt securities (or a guarantee of delivery from an eligible institution) to the trustee at least 30 but not more than 45 days prior to the repayment date. For unsecured debt securities represented by global securities held by the depositary, the repayment option may be exercised by a direct participant in the depositary on behalf of the beneficial owner by sending written notice to the trustee (specifying certain information regarding the unsecured debt securities to be repaid) at least 30 but not more than 60 days prior to the repayment date.

Covenants

Except as described in the applicable prospectus supplement, the unsecured debt securities will be subject to covenants including the following:

•	a covenant that requires us to maintain an office for payment and registration of transfer or exchange of the unsecured debt securities in New York, New York;

•	a covenant that requires us to notify the trustee in writing of any event of default under an unsecured indenture within five days after we become aware of such event of default;

•	a covenant that requires us to maintain our corporate existence, rights and franchises, unless the maintenance of such rights and franchises is no longer desirable in the conduct of our business; and

•

a covenant that prohibits us from consolidating with or merging with or into any other person or conveying, transferring or leasing all or substantially all of our property or assets to any other person, unless the surviving company or transferee, as applicable, is a U.S. company and assumes all of our obligations under the unsecured indenture.

The covenant described immediately above includes a phrase relating to a conveyance, transfer or lease of “all or substantially all” of our property or assets. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the nature and extent of the restriction on our ability to convey, transfer or lease all or substantially all of our property or assets, and the protections provided to the holders of unsecured debt securities by such restriction, may be uncertain.

Events of Default

Except as described in the applicable prospectus supplement, the following will constitute events of default under the applicable unsecured indenture:

•	we fail to pay interest on the applicable series of unsecured debt securities when due and such failure continues for 30 days;

•	we fail to pay principal of, and premium, if any, on the applicable series of unsecured debt securities when due;

•

we breach any other covenant or representation in the applicable unsecured indenture and such breach continues for 90 days (such period to be extended if we are diligently pursuing a cure) after we receive a notice of default with respect thereto;

•

a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; or

•	we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency.

Upon the occurrence of an event of default under an unsecured indenture, the holders of a majority in aggregate principal amount of the applicable series of unsecured debt securities may declare such unsecured debt securities to be immediately due and payable. Holders of a majority in principal amount of such unsecured debt securities may rescind the acceleration so long as the conditions set forth in the applicable unsecured indenture have been satisfied.

Prior to acceleration, holders of a majority in aggregate principal amount of the applicable series of unsecured debt securities may waive an event of default, other than (1) an event of default related to non-payment of principal, premium, if any, or interest and (2) an event of default related to a covenant or other provision of the applicable unsecured indenture that cannot be modified without the consent of each holder of unsecured debt securities affected thereby.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the applicable unsecured indenture at the request or direction of any of the holders pursuant to the applicable unsecured indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Modifications to the Unsecured Indenture

Except as otherwise set forth in the applicable prospectus supplement, the unsecured debt securities will be subject to provisions which allow us and the trustee to amend the applicable unsecured indenture without the consent of any holder of unsecured debt securities for the following purposes:

•

to cure ambiguities or to cure, correct or supplement any defective or inconsistent provisions, provided that the amended provision shall not adversely affect the interests of holders of outstanding unsecured debt securities in any material respect;

•	to add covenants, events of default or collateral, or to surrender a right or power conferred upon us in the applicable unsecured indenture;

•	to establish the form of additional unsecured debt securities in accordance with the terms of the applicable unsecured indenture;

•	to evidence the succession of another company to us and the assumption by the successor of our obligations under the applicable unsecured indenture;

•	to grant to or confer upon the trustee for the benefit of the holders any additional rights, remedies, powers or authority;

•	to permit the trustee to comply with any duties imposed upon it by law;

•	to specify further the duties and responsibilities of, and to define further the relationships among, the trustee and any authenticating agent or paying agent for the unsecured debt securities; and

•

to change or eliminate any of the provisions of the applicable unsecured indenture, so long as the change or elimination becomes effective only when there are no unsecured debt securities outstanding that were created prior to the execution of the supplemental indenture or other document evidencing such change or elimination.

Except as set forth in the applicable prospectus supplement, the unsecured debt securities will be subject to certain provisions which allow us and the trustee to amend the applicable unsecured indenture for any other purpose with the consent of holders of a majority in aggregate principal amount of the applicable series of unsecured debt securities, other than amendments which:

•	change the stated maturity of the applicable series of unsecured debt securities;

•	reduce the principal amount of the applicable series of unsecured debt securities;

•	reduce the interest rate for the applicable series of unsecured debt securities;

•	extend the dates for scheduled payments of principal and interest on the applicable series of unsecured debt securities;

•	impair the right of a holder of the applicable series of unsecured debt securities to institute suit for the payment of its unsecured debt securities; or

•	reduce the percentage of holders of unsecured debt securities required to consent to amendments or waive defaults under the applicable unsecured indenture.

The items described in the first five bullets above will require the consent of all holders of senior unsecured debt securities or subordinated unsecured debt securities, as the case may be, affected by the amendment. The item described in the last bullet above will require the consent of all holders of senior unsecured debt securities or subordinated unsecured debt securities, as the case may be.

Governing Law

The senior unsecured indenture and the subordinated unsecured indenture will be governed by the laws of the State of New York.

Description of First Mortgage Bonds

This section of this prospectus describes the general terms and provisions of the first mortgage bonds that we may offer. We may issue first mortgage bonds from time to time in one or more series, and when we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of first mortgage bonds.

General

The first mortgage bonds will be issued under an Indenture, dated as of September 9, 2013, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the “Bond Trustee,” as supplemented and amended by a first supplemental indenture between us and the Bond Trustee dated as of September 19, 2013 (the “First Supplemental Mortgage Bond Indenture”), and we refer to the Indenture, as so supplemented by the First Supplemental Mortgage Bond Indenture as the “Mortgage Bond Indenture.” The Mortgage Bond Indenture does not limit the aggregate principal amount of first mortgage bonds that may be issued, subject to meeting certain conditions to issuance, including those described under “—Issuance of First Mortgage Bonds.”

The first mortgage bonds will be secured by a lien on certain of our property pursuant to a Mortgage, Security Agreement, Fixture Filing and Financing Statement, dated as of September 9, 2013, which we refer to as the “Mortgage,” from us to The Bank of New York Mellon Trust Company, N.A., as collateral trustee, which we refer to as the “Collateral Trustee.” This Mortgage constitutes a mortgage lien, subject to permissible encumbrances, as described below under “—Security and Priority—Permissible Encumbrances,” as well as exceptions and exclusions as described below under “—Security and Priority—Excepted Property,” on all of our electric generating, transmission and distribution property within the State of Iowa. See “—Security and Priority.”

Each series of first mortgage bonds will be secured equally and ratably with each of our outstanding first series of mortgage bonds issued under the Mortgage Bond Indenture as well as certain of our other outstanding senior debt entitled by the terms thereof to be equally and ratably secured with our first mortgage bonds. Such other outstanding senior debt was issued prior to the date of this prospectus pursuant to indentures that we entered in 2002 and 2006. As of March 31, 2018, we had outstanding $4.18 billion of first mortgage bonds (including $180 million of first mortgage bonds pledged as security for a like amount of tax-exempt debt issued on our behalf) and $1.05 billion of such senior debt which were secured by the Mortgaged Property (as defined below under “—Security and Priority.”) We refer to such outstanding senior debt as our “Equal and Ratable Notes.” Collateral administration is governed by the Mortgage Bond Indenture and an Intercreditor and Collateral Trust Agreement, dated as of September 9, 2013, which we refer to as the “Collateral Trust Agreement,” among us, the Bond Trustee and the Collateral Trustee. Under the Collateral Trust Agreement, the Collateral Trustee has agreed to hold the trust estate (including all of the Collateral Trustee’s right, title and interest under the Mortgage) for the equal and ratable benefit of the holders of the first mortgage bonds and the holders of the Equal and Ratable Notes.

The Collateral Trust Agreement also provides that, except in the circumstances described below under “—Description of First Mortgage Bonds—Remedies” and “—Description of First Mortgage Bonds—Release and Substitution of Property” with respect to the continuation of a Triggering Event (defined below) and upon prior notice by the Requisite Secured Parties (defined below), the Collateral Trustee will follow the directions of the Bond Trustee for, among other things, the release of property subject to the Mortgage, the application of cash held by the Collateral Trustee and the exercise of remedies under the Mortgage, in each case with such directions given only in accordance with the applicable provisions of the Indenture.

Further, under the Collateral Trust Agreement, the Collateral Trustee has agreed that the proceeds of any collection, sale or other realization of any part of the shared collateral pursuant to the Mortgage or other shared collateral document will be held in trust by the Collateral Trustee and applied first, to the payment of any unpaid fees of the Collateral Trustee and all taxes, assessments or Prior Liens and second, to the holders of all outstanding first mortgage bonds and the holders of all outstanding Equal and Ratable Notes, equally and ratably until paid in full.

The following summary of certain provisions of the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement (copies of which are filed as exhibits to the registration statement of which this prospectus is a part). Capitalized terms used below are used as defined in the Mortgage Bond Indenture. Except to the extent set forth in a prospectus supplement for a particular series of first mortgage bonds, the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement, each as amended or supplemented from time to time, will be substantially similar to the forms of the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement filed as exhibits to the registration statement and described below.

Prospectus Supplement

A prospectus supplement relating to a series of first mortgage bonds being offered will include specific terms relating to the offering. These terms may include:

•	the title of the series of first mortgage bonds;

•	the principal amount of the series of first mortgage bonds to be issued at any particular time;

•	if other than the entire principal amount thereof, the portion of the principal amount of the first mortgage bonds payable upon declaration of acceleration of the maturity thereof;

•	the rate of interest, if any, which will be borne by the first mortgage bonds, and if the interest rate is not a fixed rate, the formula for determining the interest rate from time to time;

•	the date from which interest will accrue;

•	the record date for interest payable on the first mortgage bonds;

•	the maturity date of the first mortgage bonds;

•	the dates when, places where and manner in which principal, premium, if any, and interest will be payable;

•	the terms of any mandatory redemption (including any sinking fund requirement) or any redemption at our option;

•	the terms of any redemption at the option of holders of the first mortgage bonds;

•	the denominations in which the first mortgage bonds are issuable;

•	whether the first mortgage bonds will be represented by a global security and the terms of any such global security;

•	the currency or currencies (including any composite currency) in which principal, premium, if any, or interest may be paid;

•

if payments of principal, premium, if any, or interest may be made in a currency other than that in which the first mortgage bonds are stated to be payable, the terms and conditions applying to payments in that currency;

•	any events of default, covenants or defined terms in addition to or in lieu of those set forth in the Mortgage Bond Indenture;

•	any special tax implications of the first mortgage bonds; and

•	any other terms in addition to or different from those contained in the Mortgage Bond Indenture.

The first mortgage bonds may bear interest at a fixed or a floating rate, or may bear no interest. First mortgage bonds bearing no interest or bearing interest at a rate below the prevailing market rate at the time of issuance may be deemed to be issued at a discount below their stated principal amount. Further, the holders of any first mortgage bonds as to which we have the right to defer interest may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Material federal income tax consequences may result from any such deemed original issue discount or interest deferrals. Any such material federal income tax consequences will be described in the applicable prospectus supplement.

Security and Priority

Each series of First Mortgage Bonds will be our direct, senior secured obligation ranking equally with our other existing and future secured and unsubordinated indebtedness.

Each series of first mortgage bonds will be secured, equally and ratably (except as to sinking funds and other analogous funds established for the exclusive benefit of a particular series) with our Equal and Ratable Notes and all of our other first mortgage bonds, regardless of series, from time to time issued and outstanding under the Mortgage Bond Indenture. As of March 31, 2018, we had outstanding $1.05 billion of Equal and Ratable Notes and $4.18 billion of first mortgage bonds (including $180 million of first mortgage bonds pledged as security for a like amount of tax-exempt debt issued on our behalf) which were secured by the Mortgaged Property. None of the unsecured debt securities which may be issued pursuant to the registration statement to which this base prospectus relates are entitled to be secured equally and ratably with our first mortgage bonds and Equal and Ratable Notes.

The Mortgage constitutes a first mortgage lien, subject to Permissible Encumbrances as described below, on substantially all of our electric generating, transmission and distribution property within the State of Iowa, other than property duly released from the lien of the Mortgage in accordance with the terms of the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement and other than Excepted Property, as described below. None of our gas distribution property within the State of Iowa or outside the State of Iowa or our other property located outside of the State of Iowa is currently subject to the lien of the Mortgage. However, we may enter into supplemental indentures with the Bond Trustee and supplemental mortgages in favor of the Collateral Trustee, in either case without the consent of the holders of first mortgage bonds, to subject such Excepted Property, at our option, to the lien of the Mortgage. This property would then constitute Bondable Property, as described below under “—Issuance of First Mortgage Bonds,” and would therefore be available as a basis for the issuance of first mortgage bonds. We refer to our property that is subject, or intended to be subject, to the lien of the Mortgage as “Mortgaged Property.”

We may obtain the release of property from the lien of the Mortgage from time to time, upon the bases provided for release in the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement. See “—Release and Substitution of Property.”

The Mortgage provides that after-acquired property (other than Excepted Property) is subject to the lien of the Mortgage. However, in the case of consolidation or merger (whether or not we are the surviving company) or transfer of all or substantially all of the Mortgaged Property, the surviving company will not be required to grant a first lien mortgage upon any of the properties either owned or subsequently acquired by the surviving company. See “—Merger, Consolidation, Conveyance and Lease.”

Our principal plants and properties, insofar as they constitute real estate, are owned in fee; certain of our other facilities are located on premises held by us under leases, permits or easements; and our electric transmission and distribution lines and systems (which constitute a substantial portion of our investment in physical property) are for the most part located over or under highways, streets, other public places or property owned by others for which permits, grants, easements, licenses or franchises (deemed satisfactory but without examination of underlying land titles) have been obtained.

Excepted Property. The lien of the Mortgage does not cover certain property, which we refer to as “Excepted Property,” including:

•

all cash, shares of stock, bonds, notes and other obligations and securities (i) not deposited, or required to be deposited, with the Collateral Trustee by the express provisions of the Mortgage Bond Indenture, the Collateral Trust Agreement or the Mortgage, as applicable, or (ii) held by the Collateral Trustee for the benefit of a trustee for Equal and Ratable Notes, as applicable;

•

all bills, notes and other instruments, accounts receivable, claims, credits, judgments, demands, general intangibles, choses in action, permits, franchises, patents, patent applications, patent licenses and other patent rights, trade names, trademarks, and all contracts, leases and agreements of whatsoever kind and nature, not pledged or required to be pledged with the Collateral Trustee pursuant to the terms of the Mortgage Bond Indenture;

•

all merchandise, equipment, spare parts, tools, materials, supplies and fuel held for sale or lease in the ordinary course of business or for use or consumption in, or in the operation of, any properties of, or for the benefit of, us, or held in advance of use thereof for maintenance, replacement or fixed capital purposes;

•	all electricity, gas, steam, water and other materials, products or services generated, manufactured, produced, provided or purchased by us for sale or distribution or used or to be used by us;

•

all railcars, aircraft, watercraft, automobiles, buses, trucks, tractors, trailers and similar vehicles and movable equipment, and all components, spare parts, accessories, supplies and fuel used or to be used in connection with any of the foregoing;

•	all office furniture and office equipment;

•	all leasehold interests and leasehold improvements;

•	the last day of the term of any lease or leasehold now owned or hereafter acquired by us which is specifically subjected to the lien of the Mortgage;

•

all timber, crops, sand, gravel, rocks, earth, natural gas, oil, coal, uranium and other minerals, products or components of land and minerals, harvested, mined or extracted from or otherwise separated from the earth, or lying or being upon, within or under any properties of ours, including Mortgaged Property, and timber, crops, sand, gravel, rocks, earth, natural gas, oil, coal, uranium and other land and mineral rights, leases and royalties and income therefrom, and rights to explore for minerals;

•	except as the same may be specifically subjected to the lien of the Mortgage, all nuclear fuel, cores and materials;

•

all satellites and other equipment and materials used or to be used in outer space; all business machines; all communications equipment; all computer equipment; all record production, storage and retrieval equipment; all telephone equipment; and all components, spare parts, accessories, programs and supplies used or to be used in connection with any of the foregoing;

•	all real or personal property which meets all of the following conditions:

•	is not specifically described in Exhibit A to the Mortgage, as may be amended from time to time by supplements thereto,

•	is not specifically subjected or required to be subjected to the lien of the Mortgage by any express provision of the Mortgage or the Mortgage Bond Indenture, and

•

is not an integral part of or used or to be used (i) as an integral part of our electric generating, transmission and distribution operations in the State of Iowa, or (ii) in connection with the operation of any property specifically subjected or required to be subjected to the lien of the Mortgage by the express provisions of the Mortgage or the Mortgage Bond Indenture;

•	all real and personal property which is not in the State of Iowa;

•	our franchise to be a corporation; and

•	all books and records.

Permissible Encumbrances. The lien of the Mortgage is subject to Permissible Encumbrances. These include:

•	the lien of the Mortgage and other liens in favor of the Collateral Trustee and subject to the Collateral Trust Agreement, and all liens and encumbrances junior thereto;

•	liens for taxes or assessments by governmental bodies not yet due or the payment of which is being contested in good faith by us;

•

any right of any municipal or other governmental body or agency, by virtue of any franchise, grant, license, permit, contract or statute, to occupy, purchase or designate a purchaser of, or to order the sale of, any Mortgaged Property upon payment of reasonable compensation therefor, or to modify or terminate any franchise, grant, license, permit, contract or other right, or to regulate our property and business;

•	liens and charges incidental to our construction or current operations which are not delinquent or, whether or not delinquent, are being contested in good faith by us;

•

easements, leases, rights of way, restrictions, exceptions or reservations, and zoning ordinances, regulations and restrictions, with respect to any of our property or rights of way, which do not, individually or in the aggregate, materially impair the use of such property or rights of way for the purposes for which such property or rights of way are held by us;

•

irregularities in or defects of title to any of our property or rights of way which do not materially impair the use of such property or rights of way for the purposes for which such property or rights of way are held by us;

•

liens securing obligations neither (i) assumed by us nor (ii) on account of which we customarily pay interest, directly or indirectly, existing upon real property, or rights in or relating to real property acquired by us for rights of way for lines, pipes, structures and appurtenances thereto;

•	party-wall agreements and agreements for and obligations relating to the joint or common use of property owned solely by us or owned by us in common or jointly with one or more Persons;

•

liens securing indebtedness incurred by a Person, other than us, which indebtedness has been neither assumed nor guaranteed by us nor on which we customarily pay interest, existing on property which we own jointly or in common with such Person or such Person and others, if there is an effective bar against partition of such property which would preclude the sale of such property by such other Person or the holder of such lien without our consent;

•

any attachment, judgment and other similar lien arising in connection with court proceedings (i) in an amount not in excess of the greater of $100,000,000 or 5% of the principal amount of the Bonds outstanding at the time such attachment, judgment or lien arises, or (ii) the execution of which has been stayed or which has been appealed and secured, if necessary, by an appeal bond;

•

the burdens of any law or governmental rule, regulation, order or permit requiring us to maintain certain facilities or to perform certain acts as a condition of its occupancy or use of, or interference with, any public or private lands or highways or any river, stream or other waters;

•	any duties or obligations of us to any federal, state or local or other governmental authority with respect to any franchise, grant, license, permit or contract which affects any Mortgaged Property;

•

liens in favor of a government or governmental entity securing (i) payments pursuant to a statute (other than taxes and assessments), or (ii) indebtedness incurred to finance all or part of the purchase price or Cost of construction of the property subject to such lien;

•

any other liens or encumbrances of whatever nature or kind which, in the opinion of counsel, do not, individually or in the aggregate, materially impair the lien of the Mortgage or the security afforded thereby for the benefit of the holders of first mortgage bonds;

•	any trustee’s lien under the Mortgage Bond Indenture or under the Collateral Trust Agreement;

•

any Prior Lien if such Prior Lien shall not attach to any Mortgaged Property other than the Mortgaged Property that was or became subject to the Prior Lien at the time of acquisition by us of such Mortgaged Property, other than pursuant to an after-acquired property clause of such Prior Lien; but, if we, as successor corporation, shall have executed a supplemental indenture relating thereto, the extension of such Prior Lien to Mortgaged Property subsequently acquired by us shall be permitted;

•	liens existing at the date of the Mortgage Bond Indenture;

•

leases existing at the date of the Mortgage Bond Indenture affecting properties owned by us at such date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by us after such date which, in either case, (i) have respective terms of not more than ten years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by us of such properties for the respective purposes for which they are held by us;

•

liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings; and

•

any lien securing indebtedness for the payment, prepayment or redemption of which there have been irrevocably deposited in trust with the trustee or other holder of such lien moneys and/or Investment Securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in Investment Securities of the moneys and/or the principal of and interest on the Investment Securities so deposited) shall be sufficient for such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

“Prior Lien” means any mortgage, lien, charge, encumbrance, security interest on or in, or pledge of, any Mortgaged Property existing both at and immediately prior to the time of the acquisition by us of such Mortgaged Property, or created as a purchase money mortgage on such Mortgaged Property at the time of its acquisition by us, in each case ranking prior to or on a parity with the lien of the Mortgage.

The Mortgage Bond Indenture and Collateral Trust Agreement provide that the Bond Trustee and Collateral Trustee are entitled to payment, prior to the first mortgage bonds, of their reasonable compensation and expenses and indemnity against certain liabilities.

Issuance of First Mortgage Bonds

An unlimited principal amount of first mortgage bonds may be issued under the Mortgage Bond Indenture, subject to the following conditions with respect to collateral coverage. The Mortgage Bond Indenture permits us to issue first mortgage bonds from time to time on any or a combination of three different bases:

(1)

on the basis of Bondable Property (as described below) that has not become Bonded (as described below), in a principal amount not exceeding 70% of the Cost or Fair Value (whichever is less) of that Bondable Property;

(2)

on the basis of first mortgage bonds or Equal and Ratable Notes that have been purchased, paid, retired, redeemed or otherwise discharged by us since the date of the Mortgage Bond Indenture or are then being purchased, paid, retired, redeemed or otherwise discharged by us, and which have not previously been Bonded, in a principal amount not exceeding the principal amount of such purchased, paid, retired, redeemed or otherwise discharged first mortgage bonds or Equal and Ratable Notes; and

(3)

on the basis of cash deposited with the Bond Trustee for this purpose (which we may later withdraw on the basis of Bondable Property that has not become Bonded or on the basis of purchased, paid, retired, redeemed or otherwise discharged first mortgage bonds or Equal and Ratable Notes, as described below under “—Withdrawal or Application of Certain Cash”), in a principal amount not exceeding the amount of such deposited cash.

“Bonded” or “Bonding” as applied to first mortgage bonds or Bondable Property generally means that first mortgage bonds or Bondable Property are within one or more of the following classes:

•

(a) the aggregate amount of Bondable Property which has been used as a basis for the authentication and delivery of first mortgage bonds or the withdrawal of cash and (b) an aggregate amount of Bondable Property with a value equal to 10/7 (ten sevenths) of the sum of (i) the aggregate principal amount of outstanding Equal and Ratable Notes and (ii) the aggregate principal amount of any outstanding indebtedness secured by a Prior Lien (which we refer to as “Prior Lien Debt”).

•

first mortgage bonds that have been purchased, paid, retired, redeemed or otherwise discharged by us and have been used as a basis for the authentication and delivery of first mortgage bonds or the withdrawal of cash, and first mortgage bonds paid, purchased or redeemed with money used or applied by the Bond Trustee.

•

first mortgage bonds which have been used as a basis for a waiver by us of our right to the authentication and delivery of first mortgage bonds on the basis of first mortgage bonds that have been purchased, paid, retired, redeemed or otherwise discharged by us.

•

first mortgage bonds and Bondable Property which have been allocated or used as a basis for any credit or action or pursuant to any provision of, or retired through the operation of, any sinking, improvement, maintenance, replacement or analogous fund for any series of first mortgage bonds; provided, however, that any such first mortgage bonds or Bondable Property so allocated or used shall be reinstated as Unbonded when all of the first mortgage bonds of the series of first mortgage bonds in connection with such fund was established are retired first mortgage bonds.

All Bondable Property which is retired, abandoned, destroyed, released or otherwise disposed of will be deemed retired Bondable Property, but may later again become Bondable Property.

Bondable Property includes our property in Iowa used in our electric generating, transmission and distribution operations and may consist of: construction work in progress; property in the process of purchase to which we have legal title; our fractional and other undivided interests in property owned jointly or in common with other Persons; engineering, economic, environmental, financial, geological and legal and other analyses and surveys, data processing equipment and software associated with the acquisition or construction of property; paving, grading and other improvements to property owned by others but used by us; and certain property owned by us located on property owned by others, including governmental and municipal agencies. We may at our option subject to the lien of the Mortgage gas distribution property within the State of Iowa or outside the State of Iowa or our other property used in our electric generating, transmission and distribution operations located outside of the State of Iowa, which would then become Bondable Property.

The “amount” of Bondable Property is its Cost or Fair Value (whichever is less) determined in accordance with Generally Accepted Accounting Principles in effect at the date of the Mortgage Bond Indenture or, at our option, at the date of their determination. In determining Generally Accepted Accounting Principles, we may conform to accounting orders from any governmental regulatory commission.

Bonded Bondable Property generally consists of (i) Bondable Property which has been the basis of the authentication and delivery of outstanding first mortgage bonds, (ii) Bondable Property with a value equal to 10/7 (ten sevenths) of the aggregate principal amount of any outstanding Equal and Ratable Notes and any Prior Lien Debt, (iii) Bondable Property which has been used as the basis for the release of Mortgaged Property, (iv) Bondable Property which has been used as the basis for the withdrawal of cash and (v) Bondable Property allocated or used as a basis for certain credit or action or pursuant to certain sinking, improvement, maintenance, replacement or analogous fund for any series of first mortgage bonds.

It is expected that the first mortgage bonds will be issued on the basis of Bondable Property or the deposit of cash. As of March 31, 2018, we had pledged property having a value of approximately $15.7 billion as Bondable Property, which would allow us, in accordance with the limitations described above, to have outstanding approximately $11.0 billion in aggregate principal amount of first mortgage bonds and Equal and Ratable Notes. As of March 31, 2018, we had outstanding $4.18 billion in principal amount of first mortgage bonds (including $180 million of first mortgage bonds pledged as security for a like amount of tax-exempt debt issued on our behalf) and $1.05 billion in principal amount of Equal and Ratable Notes.

Withdrawal or Application of Certain Cash

Proceeds of any insurance against loss by fire may be paid or remitted to us at our request, and the Mortgage Bond Indenture will not obligate us to use the proceeds to rebuild or repair damaged or destroyed Mortgaged Property, to the extent that the Fair Value of all Mortgaged Property after the damage or destruction of Mortgaged Property with respect to which the proceeds are payable is at least 10/7 (ten sevenths) of the sum of

(x) the aggregate principal amount of outstanding first mortgage bonds plus (y) the aggregate principal amount of outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of outstanding Prior Lien Debt. Such insurance proceeds must, however, be paid to the Collateral Trustee or to the Bond Trustee or other mortgagee under any Prior Lien on the Mortgaged Property damaged or destroyed to the extent that the Fair Value of all remaining Mortgaged Property does not equal the amount described in preceding sentence. Provided that no Triggering Event shall have occurred and be continuing, during the first 18 months after receipt of any such monies by the Collateral Trustee, we may be reimbursed from such insurance proceeds held by the Collateral Trustee for amounts spent to purchase or otherwise acquire property which becomes Mortgaged Property at the time of such purchase or acquisition, or to rebuild or renew the Mortgaged Property destroyed or damaged. Any such monies held by the Collateral Trustee and not applied to such reimbursement (or for which notice of our intention to apply such monies to the rebuilding or renewal then in progress) within the first 18 months after the Collateral Trustee’s receipt will be held and applied as described below.

Unless we are in default in the payment of principal of or interest on any first mortgage bonds then outstanding or any other default under the Mortgage Bond Indenture has occurred and is continuing, cash that was deposited with the Bond Trustee as a basis for the issuance of first mortgage bonds generally may be withdrawn by us in an amount, subject to certain deductions and additions, up to 70% of the Cost or Fair Value (whichever is less) of Bondable Property that has not become Bonded.

In addition, unless we are in default in the payment of principal of or interest on any first mortgage bonds then outstanding or any other default under the Mortgage Bond Indenture has occurred and is continuing (and subject to the provisions of the Collateral Trust Agreement upon the occurrence and continuance of any Triggering Event described below), any cash that has been received or transferred to, and held by, the Bond Trustee or the Collateral Trustee under the Mortgage Bond Indenture or the Collateral Trust Agreement may be released or applied upon our request, including as follows:

•

in the case of cash other than cash deposited by us as a basis for the issuance of first mortgage bonds, such cash may be withdrawn by us to the extent of 100% of the lesser of the Cost or Fair Value of Unbonded Bondable Property;

•

withdrawn by us in an amount equal to the principal amount of first mortgage bonds which we then have the right to have authenticated and delivered on the basis of first mortgage bonds that have been purchased, paid, retired, redeemed or otherwise discharged by us;

•	applied by the Bond Trustee to payment at maturity of outstanding first mortgage bonds or to the redemption of any outstanding first mortgage bonds which are redeemable by their terms; or

•

applied to the purchase of first mortgage bonds, so long as no cash is applied to the payment of more than the principal amount of any first mortgage bonds so purchased, except to the extent that the aggregate principal amount of all first mortgage bonds so purchased exceeds the aggregate cost for principal of and interest, brokerage and premium, if any, on all first mortgage bonds so purchased.

Upon the occurrence and continuation of a Triggering Event, under the Collateral Trust Agreement, the Collateral Trustee will no longer be required to release or apply any cash held by it in as described in the preceding paragraph, unless directed by the Requisite Secured Parties.

Release and Substitution of Property

Unless a default under the Mortgage Bond Indenture has occurred and is continuing, we generally may obtain the release from the lien of the Mortgage of any Mortgaged Property (which does not include cash held by the Bond Trustee):

(1)

if after such release, the Fair Value of the remaining Mortgaged Property equals or exceeds a sum equal to 10/7 (ten sevenths) of the sum of (x) the aggregate principal amount of outstanding first mortgage bonds plus (y) the aggregate principal amount of outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of outstanding Prior Lien Debt; or

(2)

if the Fair Value of the Mortgaged Property to be released is less than 1/2 of 1% of the sum of (x) the aggregate principal amount of outstanding first mortgage bonds plus (y) the aggregate principal amount of outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of outstanding Prior Lien Debt; provided that the aggregate Fair Value of Mortgaged Property released in this manner in any period of 12 consecutive calendar months does not exceed 1% of such sum; or

(3)

on the basis of (a) the deposit of cash, Governmental Obligations or purchase money obligations, (b) Bondable Property to be acquired by us with the proceeds of, or otherwise in connection with, such release or (c) a waiver of the right to issue first mortgage bonds on the basis of first mortgage bonds which have been purchased, paid, retired, redeemed or otherwise discharged by us after the date of the Mortgage Bond Indenture, and have not previously been Bonded; or

(4)

if any Mortgaged Property is taken by exercise of the power of eminent domain, and all net proceeds of such taking, purchase or sale (or, in the case of a sale or conveyance in anticipation thereof, an aggregate amount of Governmental Obligations or purchase money obligations having a fair value to us in cash), and cash, not less than the Fair Value of the Mortgaged Property taken, purchased, sold or conveyed, together with all net sums payable for any damage to any Mortgaged Property by or in connection with any such taking, purchase, sale or conveyance, to the extent not deposited under a Prior Lien with the trustee, mortgagee or other holder or such Prior Lien, are deposited with the Collateral Trustee, to be held and applied in accordance with the Collateral Trust Agreement and the Mortgage Bond Indenture. See “—Description of First Mortgage Bonds—Withdrawal or Application of Certain Cash.”

At any time when a default under the Mortgage Bond Indenture has occurred and is continuing, we may only obtain any such release if we satisfy such conditions in (1), (2), (3) or (4) above and we have the consent of the Bond Trustee, except that upon the continuance of a Triggering Event in connection with the exercise of remedies at the direction of the Requisite Secured Parties as described below under “—Description of the First Mortgage Bonds—Remedies,” we may not obtain such release unless directed by the Requisite Secured Parties and certain other conditions of the Collateral Trust Agreement are satisfied.

“Requisite Secured Parties” means the holders of a majority in principal amount of the sum of (x) all outstanding first mortgage bonds and (y) all outstanding Equal and Ratable Notes.

A “Triggering Event” would occur upon any of the following: (i) our failure to pay the principal amount of the Equal and Ratable Notes or first mortgage bonds of any series, upon final maturity, after expiration of any relevant grace period, (ii) a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; or we petition for voluntary bankruptcy or take similar voluntary actions relating to our bankruptcy or insolvency, (iii) the acceleration of the principal amount of the first mortgage bonds or Equal and Ratable Notes or (iv) the issuance of any direction by the Bond Trustee to the Collateral Trustee, following the occurrence and during the continuance of any default under the Mortgage Bond Indenture, to commence exercise of foreclosure or similar remedies under the Mortgage and any other documents providing for collateral security with respect to the collateral that secures both the first mortgage bonds and the Equal and Ratable Notes.

In addition, at any time or from time to time, without any release or consent from the Bond Trustee, we may dispose of certain obsolete Mortgaged Property; grant certain rights of way and easements; abandon any Mortgaged Property and surrender any franchises under which we are operating that in the judgment of management are not necessary or important for the operation of the remaining Mortgaged Property; cancel or make changes in or alterations of or substitutions for leases; alter, change the location of, add to, repair or replace transmission and distribution equipment; cancel, make changes in or substitutions for or dispose of rights of way; and surrender or modify any franchise under which we may be operating if advisable in our judgment.

Global Securities

The first mortgage bonds of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary or nominee thereof that we will identify in the applicable prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the first mortgage bonds represented by the global security for all purposes under the first mortgage bonds and the Mortgage Bond Indenture. Except in the limited circumstances described below, owners of beneficial interests in a global security:

•	will not be entitled to have the first mortgage bonds registered in their names;

•	will not be entitled to physical delivery of certificated first mortgage bonds; and

•	will not be considered to be holders of those first mortgage bonds under the first mortgage bonds or the Mortgage Bond Indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of first mortgage bonds represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests held by participants on behalf of other persons.

Payments, transfers, exchanges and other matters relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the Bond Trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Exchange of Global Securities for Certificated Securities

Except as otherwise may be set forth in the applicable prospectus supplement, the global securities may be exchanged for first mortgage bonds in certificated form only in the following circumstances:

•

if the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities, or if the depositary is no longer registered as a clearing agency under the Securities Exchange Act and we do not appoint a replacement depositary within 90 days;

•	a default under the Mortgage Bond Indenture occurs; or

•	if we determine, subject to the procedures of the depositary, that a series of first mortgage bonds will no longer be represented by global securities.

If any global securities are exchangeable for certificated securities as described above, we will execute, and the Bond Trustee will authenticate upon our order, certificated securities of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such global securities. These certificated securities will be delivered to persons specified by the depositary in exchange for the beneficial interests in the global securities being exchanged.

Redemption and Repayment

The applicable prospectus supplement will specify the following:

•	if the first mortgage bonds are subject to any sinking fund and the terms of any such sinking fund;

•	if we may elect to redeem the first mortgage bonds prior to maturity and the terms of any such optional redemption;

•	if we will be required to redeem the first mortgage bonds prior to maturity upon the occurrence of certain events and the terms of any such mandatory redemption; and

•	if the holders of the first mortgage bonds will have the right to repayment of the first mortgage bonds prior to maturity and the terms of any such optional repayment.

If we elect or are required to redeem first mortgage bonds, a redemption notice will be mailed to each holder of first mortgage bonds to be redeemed at least 30 but not more than 60 days prior to the redemption date unless otherwise provided in a supplemental indenture to the Mortgage Bond Indenture. The redemption notice will include the following: (1) the redemption date; (2) if less than all of the first mortgage bonds of a series are to be redeemed, the particular first mortgage bonds or portions thereof to be redeemed; and (3) if any first mortgage bonds are to be redeemed in part only, the portion of the first mortgage bonds to be redeemed.

If notice of redemption is given as specified above and, before the redemption date we deposit funds, obligations or instruments with the Bond Trustee sufficient to effect the redemption, then the first mortgage bonds called for redemption will become due and payable on the date stated in the redemption notice at the applicable redemption price, together with accrued interest to the redemption date. After the redemption date, the first mortgage bonds subject to redemption will cease to bear interest and will not be entitled to the benefits of the Mortgage Bond Indenture, other than the right to receive payment of the redemption price together with accrued interest to the redemption date.

Covenants

Except as described in the applicable prospectus supplement, the first mortgage bonds will be subject to covenants including the following:

•

a covenant that the property subject to the Mortgage Bond Indenture is owned free and clear of all liens other than Permissible Encumbrances, and that we will maintain and preserve the lien of the Mortgage so long as any first mortgage bond is outstanding, subject to Permissible Encumbrances;

•

a covenant that requires us promptly to record and file the Mortgage and all supplemental mortgages or notices in respect thereof, as required by law to preserve and protect the security of the holders of first mortgage bonds and the rights of the Bond Trustee;

•

a covenant that requires us to insure the Mortgaged Property, with reasonable deductibles and retentions, against loss by fire, to the extent customary, either through insurance companies we believe to be reputable or through creation of an insurance fund or other self insurance plan;

•

a covenant that requires us to maintain the Mortgaged Property in good repair, supplied with all necessary equipment and to cause to be made all necessary repairs, renewals and improvements; provided that we may discontinue the operation of any Mortgaged Property if, in our judgment, desirable in the conduct of our business and not in any material respect adverse to the interests of the holders of first mortgage bonds;

•

a covenant that requires us to pay taxes and assessments on the Mortgaged Property and to use our best efforts to observe all governmental requirements as to any Mortgaged Property, and all covenants, terms and conditions upon which any Mortgaged Property is held, subject to an exception for taxes and assessments contested in good faith by appropriate proceedings;

•	a covenant that requires us to maintain our corporate existence (other than in the case of a permitted merger or consolidation); and

•

a covenant that prohibits us from issuing any debt securities, other than first mortgage bonds, that are required by their terms to be equally and ratably secured with the first mortgage bonds, except to replace any mutilated, lost, destroyed or stolen Equal and Ratable Notes or to effect exchanges and transfers of Equal and Ratable Notes.

Events of Default

Except as described in the applicable prospectus supplement, the following will constitute defaults under the Mortgage Bond Indenture:

•	we fail to pay the principal of, and premium, if any, on the first mortgage bonds when due and such failure continues for three Business Days;

•	we fail to pay interest on the first mortgage bonds when due and such failure continues for 90 days;

•	we fail to pay any Prior Lien Debt in one or more series, in each case in an aggregate principal amount of $100,000,000 or greater, after giving effect to any applicable grace period;

•

we breach any other covenant or condition in the Mortgage Bond Indenture or any supplemental indenture thereto and such breach continues for 90 days after we receive a written notice of default with respect thereto;

•

a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days;

•	we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency; or

•	the occurrence of a Triggering Event, to the extent not otherwise a default under the Mortgage Bond Indenture.

The Bond Trustee is required to give the holders of the first mortgage bonds notice within 90 days of any default known to the Bond Trustee, unless the default has been cured or waived, except that in the event of a default described in the fourth bullet point above, no notice may be given until at least 60 days after its occurrence, and except that the Bond Trustee may withhold a notice of default (except for certain payment defaults) if the Bond Trustee in good faith determines that withholding notice is in the interest of the holders of first mortgage bonds.

We have agreed to furnish the Bond Trustee with an annual statement as to our compliance with the conditions and covenants in the Mortgage Bond Indenture. However, the Mortgage Bond Indenture does not otherwise require us to notify the Bond Trustee of any default.

Remedies

Upon the occurrence of a default under the Mortgage Bond Indenture, the Bond Trustee may, and upon the written request of the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds is required to, declare all outstanding first mortgage bonds to be immediately due and payable. However, holders of a majority in principal amount of the outstanding first mortgage bonds may rescind the acceleration if, before any sale of the Mortgaged Property pursuant to the Collateral Trust Agreement:

•

all arrears of interest upon the first mortgage bonds, with interest on overdue interest installments at the first mortgage bonds’ respective rates of interest have been paid by or on our behalf or collected out of the Mortgaged Property; and

•	all defaults have been remedied.

Prior to acceleration, holders of a majority in aggregate principal amount of the affected series of first mortgage bonds may waive a default under the Mortgage Bond Indenture, other than (1) a default related to non-payment of principal, premium, if any, or interest, (2) a default arising from the creation of a Prior Lien except Permissible Encumbrances or (3) a default related to a covenant or other provision of the Mortgage Bond Indenture that may not be modified without the consent of each holder of first mortgage bonds affected thereby.

Subject to the provisions of the Mortgage Bond Indenture relating to the duties of the Bond Trustee, if a default occurs and is continuing, the Bond Trustee will be under no obligation to exercise any of its rights or powers under the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement, unless the holders of a majority in principal amount of the outstanding first mortgage bonds have requested the Bond Trustee to take action and have offered to the Bond Trustee security or indemnity satisfactory to the Bond Trustee against its costs, expenses and liabilities.

No holder of first mortgage bonds has any right to institute any suit, action or proceeding for the foreclosure of the Mortgage, or for the appointment of a receiver or for any other remedy under the Indenture unless:

•	holders of at least 33% of the outstanding first mortgage bonds have requested the Bond Trustee to take action and offered the Bond Trustee security and indemnity satisfactory to it; and

•	the Bond Trustee for a period of 60 days has refused or neglected to act on such notice.

Following the occurrence of a Triggering Event and the delivery of prior written notice to the Bond Trustee and the Collateral Trustee, the Requisite Secured Parties will have the right to direct the time, method and place of conducting any proceeding for the exercise of any right or remedy available to the Collateral Trustee with respect to the collateral that secures both the first mortgage bonds and the Equal and Ratable Notes, or of exercising any trust or power conferred on the Collateral Trustee, or for the taking of any other action authorized by the instruments comprising the Trust Estate and, thereafter, shall have the exclusive right and authority to direct the Collateral Trustee as to such matters.

During the continuance of a default under the Mortgage Bond Indenture, if the events described in the previous paragraph have not occurred, then:

•

the Bond Trustee, in its discretion from time to time (i) may direct the Collateral Trustee to sell, subject to Prior Liens, all or any part of the Mortgaged Property as provided in the Mortgage or exercise any other rights or remedies provided for under the Mortgage; or (ii) may proceed, and may instruct the Collateral Agent to proceed, to protect and to enforce the rights of the Bond Trustee and of the holders of first mortgage bonds under the Mortgage Bond Indenture and the rights of the Collateral Trustee and the holders of first mortgage bonds under the Mortgage and the Collateral Trust Agreement, by suit in equity or at law, whether for the specific performance of any covenant or agreement in the Mortgage Bond Indenture, the Mortgage or the Collateral Trust Agreement (as applicable) or in aid of the execution of any power granted by the Mortgage Bond Indenture, the Mortgage or the Collateral Trust Agreement or for the foreclosure of the Mortgage, or for the enforcement of any other appropriate legal or equitable remedy; and

•	upon the written direction of the holders of not less than a majority in aggregate principal amount of the outstanding first mortgage bonds, the Bond Trustee is required to take all action so directed to protect and enforce its rights and the rights of the holders of first mortgage bonds under the Mortgage Bond Indenture, under the Mortgage and under the Collateral Trust Agreement, or to take appropriate judicial proceedings by action, suit or otherwise; but the holders of not less than a majority in aggregate principal amount of the outstanding first mortgage bonds, from time to time have the right to direct and control the actions of the Bond Trustee and the Bond Trustee generally has no obligation to take any such action unless so directed.

The Mortgage Bond Indenture also provides that a court in its discretion may require the plaintiff in any suit to enforce any right or remedy under the Mortgage Bond Indenture, the Mortgage or the Collateral Trust Agreement, or against the Bond Trustee or the Collateral Trustee, to file an undertaking to pay the costs of the suit. The Mortgage Bond Indenture further provides that the court may assess reasonable costs including attorneys’ fees against any party to the suit. However, these provisions do not apply to a suit instituted by the Bond Trustee, a suit instated by a holder or holders of more than 10% in aggregate principal amount of the outstanding first mortgage bonds or to any suit instituted by any holder of first mortgage bonds for the payment of overdue principal, premium, if any, or interest.

Merger, Consolidation, Conveyance and Lease

The Mortgage Bond Indenture does not prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of the Mortgaged Property to another person so long as, among other things:

•

the consolidation, merger, conveyance, transfer or lease is on terms which would not create any Prior Lien (other than any Permissible Encumbrances) on the Mortgaged Property, or impair the Lien or security of the Mortgage or any of the rights or powers of the Bond Trustee or holders of the first mortgage bonds under the Indenture or the Bond Trustee under the Mortgage or Collateral Trust Agreement;

•

if the other party to the consolidation, merger, conveyance, transfer or lease has outstanding or proposes to issue in connection with the transaction any secured obligations, to the lien of which any of the Mortgaged Property would be subject, the lien of the Mortgage is established as superior to the lien of such other secured obligations with respect to the Mortgaged Property;

•

any such lease is made subject to immediate termination by us or the Bond Trustee during the continuance of a default, and by the purchaser of the Mortgaged Property leased at any sale under the Mortgage Bond Indenture; and

•

in the event of a consolidation, merger, conveyance or transfer, or a lease with a term extending beyond the maturity of any outstanding first mortgage bonds, the surviving company, or the person acquiring all or substantially all the Mortgaged Property, or the lessee, assumes the due and punctual payment of the principal of, premium, if any, and interest on the first mortgage bonds and the observance of the covenants and conditions of the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement.

The Mortgage Bond Indenture requires that the surviving company either:

•

grant a first (subject only to liens affecting our property prior to the consolidation, merger, conveyance, transfer or lease) lien to the Collateral Trustee upon all its property then owned and which it may later acquire (other than Excepted Property), or

•

confirm the prior lien of the Mortgage upon the Mortgaged Property and extend the lien of the Mortgage as a first lien (or as a lien subject only to liens affecting our property prior to the consolidation, merger, conveyance, transfer or lease) to all property the surviving company later acquires or constructs that forms an integral part of any property subject to the lien of the Mortgage and all renewals, replacements and additional property as the surviving company purchases, constructs or acquires and covenant to maintain the Mortgaged Property in good repair, working order and condition and to comply with the covenants and conditions of the Mortgage Bond Indenture.

The covenant described immediately above includes a phrase relating to a conveyance, transfer or lease of “all or substantially all” of our property or assets. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the nature and extent of the restriction on our ability to convey, transfer or lease all or substantially all of the Mortgaged Property, and the protections provided to the holders of first mortgage bonds by such restriction, may be uncertain. However, the Mortgage Bond Indenture provides that any conveyance, transfer or lease of Mortgaged Property, following which the Fair Value of the Mortgaged Property we retain exceeds 10/7 (ten sevenths) of the sum of (x) the aggregate principal amount of outstanding first mortgage bonds plus (y) the aggregate principal amount of outstanding Equal and Ratable Notes plus (z) the aggregate principal amount of outstanding Prior Lien Debt, will be deemed not to constitute a conveyance, transfer or lease of all or substantially all of the Mortgaged Property.

Modifications to the Mortgage Bond Indenture, Mortgage or Collateral Trust Agreement

Except as otherwise set forth in the applicable prospectus supplement, the first mortgage bonds will be subject to provisions which allow us and the Bond Trustee to amend the Mortgage Bond Indenture, and allow us and the Collateral Trustee to amend the Mortgage, in each case without the consent of any holder of first mortgage bonds for the following purposes:

•	to amplify or correct the description of any property pledged or intended to be pledged by the Mortgage;

•

to subject additional property to the lien of the Mortgage, including property outside the State of Iowa or which is an integral part of or used or to be used as an integral part of our gas distribution operations;

•	to close the Mortgage Bond Indenture against, or provide limitations with respect to, the issuance of additional first mortgage bonds;

•	to establish and create series of first mortgage bonds and establish their terms;

•	to provide alternative methods or forms for evidencing and recording ownership of first mortgage bonds;

•	to reflect changes in Generally Accepted Accounting Principles;

•	to comply with the rules or regulations of any national securities exchange on which any first mortgage bonds may be listed;

•	to modify the provisions of the Mortgage Bond Indenture as necessary to continue its qualification under the Trust Indenture Act of 1939, as amended;

•	to evidence the succession of another company to us and the assumption by the successor of our obligations under the Mortgage Bond Indenture, the Mortgage and the Collateral Trust Agreement;

•

to change or eliminate any of the provisions of the Mortgage Bond Indenture, but if the change or elimination would materially adversely affect the rights of the holders of any outstanding first mortgage bonds against us or our property, then the change or elimination shall become effective only with respect to those first mortgage bonds issued thereafter; and

•

to cure ambiguities or to cure, correct or supplement any defective or inconsistent provisions, provided that the amended provision shall not materially impair the security of the Mortgage Bond Indenture or the Mortgage or materially adversely affect the outstanding first mortgage bonds.

In addition, without the consent of any holder of first mortgage bonds, the Bond Trustee, as requested by us, may direct the Collateral Trustee to enter into amendments with us to the Collateral Trust Agreement to: (i) cure any ambiguity, omission, defect or inconsistency, (ii) add guarantors or other parties so long as such addition will not materially impair the security of the Mortgage Bond Indenture or materially adversely affect the outstanding first mortgage bonds, (iii) further secure the first mortgage bonds and, as applicable, the Equal and Ratable Notes, (iv) provide more fully or clearly for the equal and ratable sharing of the lien of the Mortgage in accordance with the intent of the Collateral Trust Agreement, (v) remove any series of the Equal and Ratable Notes from the equal and ratable sharing in the lien of the Mortgage, in whole or in part, if such sharing is no longer required under the indenture governing such series, (vi) otherwise remove, lessen or release any lien or rights provided for the benefit of the Equal and Ratable Notes (or any portion thereof) to the extent we determine that such lien or rights are not required to be granted or (vii) make any other change which will not materially impair the security of the Mortgage Bond Indenture or materially adversely affect the outstanding first mortgage bonds. Under the Mortgage Bond Indenture, we and the Collateral Trustee may amend the Mortgage without the consent of any holder of first mortgage bonds to make changes corresponding to changes permitted to be made in the Collateral Trust Agreement according to the preceding clauses (iii) through (vii). Under the Collateral Trust Agreement, no such amendment, supplement or waiver to the Collateral Trust Agreement or the Mortgage that would materially and adversely affect the rights of the holders of the Equal and Ratable Notes to equally and ratably share in the security provided for in the Collateral Trust Agreement and the Mortgage may be made unless joined in, or consented to in writing, by the respective indenture trustees for each series of Equal and Ratable Notes.

Except as set forth in the applicable prospectus supplement, the first mortgage bonds will be subject to provisions which allow us and the Bond Trustee to amend the Mortgage Bond Indenture and the Mortgage for any other purpose with the consent of holders of a majority in aggregate principal amount of the first mortgage bonds which would be affected by the action to be taken, or if one or more series of first mortgage bonds would be materially adversely affected by the action to be taken, with the consent of the holders of not less than 60% in aggregate principal amount of the first mortgage bonds of such series so affected (which need not include 60% of the aggregate principal amount of the first mortgage bonds of each such series), other than amendments which:

•	extend the fixed maturity of any first mortgage bonds;

•	change any terms of any sinking, improvement, maintenance, replacement or analogous fund or conversion rights with respect to any first mortgage bonds;

•	reduce the rate or extend the time of payment of interest on any first mortgage bonds;

•	reduce the principal amount of any first mortgage bonds;

•	limit the right of a holder of first mortgage bonds to institute suit for the enforcement of payment of its first mortgage bonds;

•	reduce the percentage of principal amount outstanding first mortgage bonds, required to consent to any such supplemental indenture or supplemental mortgage; or

•	permit us to create any Prior Lien (except in the case of a permitted merger or consolidation with another person owning property subject to a Prior Lien).

The items described in the bullets above will require the consent of all holders of first mortgage bonds affected by the amendment.

Governing Law

The Mortgage Bond Indenture will be governed by the laws of the State of New York except to the extent that the law of any jurisdiction where property subject to the lien of the Mortgage is located shall mandatorily govern matters as to security interests.

Description of Other Securities

We will set forth in the applicable prospectus supplement a description of any preferred stock or depositary shares issued by us that may be offered pursuant to this prospectus.

Plan of Distribution

We may offer and sell or exchange the securities described in this prospectus:

•	through agents;

•	through one or more underwriters;

•	through one or more dealers;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any such methods of sale.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices;

•	at negotiated prices; or

•	at a fixed exchange ratio in return for other of our securities.

Offers to purchase or exchange the securities may be solicited by agents designated by us from time to time. Any such agent will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of the securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement relating thereto.

Offers to purchase or exchange the securities may be solicited directly by us and sales or exchanges thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We may enter into agreements with agents, underwriters and dealers under which we agree to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable prospectus supplement. Certain of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

About this Prospectus

This prospectus is part of a registration statement that we have filed with the SEC, using a “shelf” registration process. Using this process, we may offer the securities described in this prospectus, either separately or with other securities registered hereunder, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “Where You Can Find More Information.”

Where You Can Find More Information

We file annual, quarterly and special reports and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. Our SEC filings are also available to the public from the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities described in this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and the securities described in this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information filed by us with the SEC in the future will automatically update and supersede this information.

We incorporate by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file the registration statement that contains this prospectus and prior to the termination of any offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below or in a prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018; and

•	our Current Reports on Form 8-K filed on January 11, 2018 and February 1, 2018.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Treasurer

MidAmerican Energy Company

666 Grand Avenue, Suite 500

Des Moines, Iowa 50309-2580

(515) 242-4300

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document.

Legal Matters

The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain matters involving the laws of Iowa will be passed upon for us by Paul J. Leighton, Esq.

Experts

The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from MidAmerican Energy Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial statements for the periods ended March 31, 2018 and 2017, which are incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in MidAmerican Energy Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the United States Securities Act of 1933, as amended, for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

$250,000,000 3.65% First Mortgage Bonds due 2029

$600,000,000 3.15% First Mortgage Bonds due 2050

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup

Mizuho Securities

MUFG

US Bancorp

Wells Fargo Securities

Scotiabank

Co-Managers

BNP PARIBAS

nabSecurities, LLC

PNC Capital Markets LLC

RBC Capital Markets

Santander

SMBC Nikko

The Williams Capital Group, L.P.

October 1, 2019